                                                                   EXHIBIT 10.18

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                     AMONG

                              724 SOLUTIONS INC.,

                           SERPENT MERGER SUB, INC.,

                               SPYONIT.COM, INC.

                                      AND

                     THE STOCKHOLDERS OF SPYONIT.COM, INC.

                          LISTED ON SCHEDULE I HERETO

                         DATED AS OF SEPTEMBER 12, 2000

                               TABLE OF CONTENTS

                                                                              PAGE
                                                                              -----

                                     ARTICLE I
                                    DEFINITIONS
Section 1.01    Certain Defined Terms.                                            1

                                    ARTICLE II
                                    THE MERGER
Section 2.01    The Merger.                                                       4
Section 2.02    Closing.....................................................      4
Section 2.03    Effective Time..............................................      4
Section 2.04    Effect of the Merger........................................      4
Section 2.05    Certificate of Incorporation; Bylaws; Directors and Officers
                  of Surviving Corporation..................................      4
Section 2.06    Consideration for Parent Common Stock.......................      5

                                    ARTICLE III
                CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES
Section 3.01    Conversion of Shares.                                             5
Section 3.02    Exchange of Shares Other than Treasury Shares...............      6
Section 3.03    Stock Transfer Books........................................      7
Section 3.04    No Fractional Share Certificates............................      8
Section 3.05    Certain Adjustments.........................................      8
Section 3.06    Lost, Stolen or Destroyed Certificates......................      8
Section 3.07    Exemption from Registration.................................      8
Section 3.08    Taking of Necessary Action; Further Action..................      8

                                    ARTICLE IV
        REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS
Section 4.01    Organization and Qualification; No Subsidiaries.                  9
Section 4.02    Certificate of Incorporation and Bylaws.....................      9
Section 4.03    Capitalization..............................................      9
Section 4.04    Authority Relative to This Agreement........................      9
Section 4.05    No Conflicts; Required Filings and Consents.................      9
Section 4.06    Permits; Compliance with Laws...............................     10
Section 4.07    Financial Statements........................................     10
Section 4.08    Absence of Certain Changes or Events........................     11
Section 4.09    Employee Benefit Plans; Labor Matters.......................     11
Section 4.10    Certain Tax Matters.........................................     14
Section 4.11    Contracts...................................................     14
Section 4.12    Litigation..................................................     15
Section 4.13    Environmental Matters.......................................     15
Section 4.14    Intellectual Property.......................................     15
Section 4.15    Taxes.......................................................     17
Section 4.16    Insurance...................................................     19

                                                                              PAGE
                                                                              -----
Section 4.17    Properties..................................................     19
Section 4.18    Affiliates..................................................     19
Section 4.19    Brokers.....................................................     20
Section 4.20    Certain Business Practices..................................     20
Section 4.21    Section 203 of the DGCL Not Applicable......................     20
Section 4.22    Business Activity Restriction...............................     20
Section 4.23    Accounts Receivable.........................................     20
Section 4.24    Customers and Suppliers.....................................     20
Section 4.25    Employee Matters............................................     20
Section 4.26    Compliance with Securities Act; Stockholders................     21
Section 4.27    Representations Complete....................................     21

                                     ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Section 5.01    Organization and Qualification; Subsidiaries.                    21
Section 5.02    Capitalization..............................................     21
Section 5.03    Authority Relative to this Agreement........................     22
Section 5.04    No Conflict; Required Filings and Consents..................     22
Section 5.05    SEC Filings; Financial Statements...........................     22
Section 5.06    Absence of Certain Changes or Events........................     23
Section 5.07    Certain Tax Matters.........................................     23
Section 5.08    Brokers.....................................................     23
Section 5.09    Representations Complete....................................     23

                                    ARTICLE VI
                                     COVENANTS
Section 6.01    Conduct of Business by the Company Pending the Closing.          23
Section 6.02    Notices of Certain Events...................................     25
Section 6.03    Access to Information; Confidentiality......................     25
Section 6.04    No Solicitation of Transactions.............................     26
Section 6.05    Tax-Free Transaction........................................     26
Section 6.06    Further Action; Consents; Filings...........................     26

                                    ARTICLE VII
                               ADDITIONAL AGREEMENTS
Section 7.01    Public Announcements.                                            26
Section 7.02    Employee Benefit Matters....................................     27
Section 7.03    Stockholder Investment Representations......................     27
Section 7.04    Stock Options...............................................     28
Section 7.05    Legends.....................................................     28
Section 7.06    Other Employment Agreements.................................     28
Section 7.07    Director Indemnification....................................     29
Section 7.08    Information Statement.......................................     29
Section 7.09    Termination of Agreements...................................     29

                                                                              PAGE
                                                                              -----

                                        ARTICLE VIII
                                  CONDITIONS TO THE MERGER
Section 8.01    Conditions to the Obligations of Each Party to Consummate the Merger.     29
Section 8.02    Conditions to the Obligations of the Company....................          30
Section 8.03    Conditions to the Obligations of Parent.........................          30

                                         ARTICLE IX
                             TERMINATION, AMENDMENT AND WAIVER
Section 9.01    Termination.                                                              31
Section 9.02    Effect of Termination...........................................          32
Section 9.03    Amendment.......................................................          32
Section 9.04    Waiver..........................................................          32
Section 9.05    Expenses........................................................          32

                                         ARTICLE X
                                      INDEMNIFICATION
Section 10.01   Indemnification.                                                          33
Section 10.02   Damage Limitations..............................................          33
Section 10.03   Procedures......................................................          34
Section 10.04   Escrow Fund; Non-Exclusive Remedy...............................          34
Section 10.05   Payment of Claims...............................................          35

                                         ARTICLE XI
                                     GENERAL PROVISIONS
Section 11.01   Duration of Survival of Representations and Warranties.                   35
Section 11.02   Notices.........................................................          35
Section 11.03   Severability....................................................          36
Section 11.04   Assignment; Binding Effect; Benefit.............................          36
Section 11.05   Incorporation of Exhibits.......................................          37
Section 11.06   Governing Law...................................................          37
Section 11.07   Waiver of Jury Trial............................................          37
Section 11.08   Headings; Interpretation........................................          37
Section 11.09   Counterparts....................................................          37
Section 11.10   Entire Agreement................................................          37

                                     ANNEXES AND SCHEDULES

                ANNEX A -- Form of Lock-up Agreement
                ANNEX B -- Form of Escrow Agreement
                ANNEX C -- Form of Employment Agreement

                SCHEDULE -- Stockholders
                SCHEDULE -- Exchange of Shares
                SCHEDULE -- Employees

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

    AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of September 12, 2000 (as amended, supplemented or otherwise modified from time to time, this "AGREEMENT"), among 724 SOLUTIONS INC., a corporation amalgamated under the laws of Ontario ("PARENT"), SERPENT MERGER SUB, INC., a Delaware corporation and a direct wholly owned subsidiary of Parent ("MERGER SUB"), SPYONIT.COM, INC., a Delaware corporation (the "COMPANY"), and each of the persons listed on
SCHEDULE I hereto (each, a "STOCKHOLDER" and collectively, the "STOCKHOLDERS"):

                              W I T N E S S E T H:

    WHEREAS, the boards of directors of Parent, Merger Sub and the Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into the Company (the "MERGER") and have approved and adopted this Agreement;

    WHEREAS, by virtue of their execution of a stockholder consent, the stockholders of the Company have approved the Merger and this Merger Agreement in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

    WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Parent will acquire all of the common stock of the Company through the Merger; and

    WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

    NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

    SECTION 1.01 CERTAIN DEFINED TERMS Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

    "AFFILIATE" shall mean, with respect to any person, any other person that controls, is controlled by or is under common control with the first person.

    "BLUE SKY LAWS" shall mean state securities or "blue sky" laws.

    "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by law or executive order to close in New York.

    "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement and forming a part hereof.

    "COMPANY INTELLECTUAL PROPERTY" shall mean all patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof), design rights, trademarks, trade names and service marks (whether or not registered), trade dress, Internet domain names, copyrights (whether or not registered) and any renewal rights therefor, SUI GENERIS database rights, statistical models, technology, inventions, supplier lists, trade secrets, know-how, computer software programs or applications in both source and object code form, databases, technical documentation of such software programs ("TECHNICAL DOCUMENTATION"), registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that were material to the Company's business or are currently used in the Company's business in any product, technology or process (i) currently being or formerly manufactured, published or marketed by the Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by the Company.

    "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of the Company that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition, results of operations or prospects of the Company.

    "COMPANY STOCK PLAN" shall mean the Company's 2000 Long-Term Incentive Plan.

    "COMPETING TRANSACTION" shall mean any of the following involving the Company (other than the Merger):

    (i) any merger, consolidation, share exchange, business combination or other similar transaction;

    (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions;

   (iii) any tender offer or exchange offer for 20% or more of the outstanding voting securities of the Company or the filing of a registration statement under the Securities Act in connection therewith;

    (iv) any person having acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of the Company;

    (v) any solicitation in opposition to the approval of this Agreement by the stockholders of the Company; or

    (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

    "CONFIDENTIALITY AGREEMENT" shall mean the mutual non-disclosure agreement, dated June 16, 2000, between Parent and the Company.

    "$" shall mean United States dollars.

    "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material, as in effect as of the date hereof.

    "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

    "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

    "EXPENSES" shall mean, with respect to any party hereto, all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the filings of HSR Act notice and all other matters related to the transactions contemplated hereby and the closing of the Merger.

    "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

    "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

    "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

    "IRS" shall mean the United States Internal Revenue Service.

    "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

    "OBCA" shall mean the Business Corporations Act (Ontario), as amended from time to time.

    "PARENT COMMON STOCK" shall mean the common shares of Parent.

    "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; PROVIDED, HOWEVER, that any change in the market price or trading volume of Parent's common stock from the date hereof shall not be taken into account in determining whether there has been a Parent Material Adverse Effect.

    "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability company, limited liability partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

    "SEC" shall mean the Securities and Exchange Commission.

    "SUBSIDIARY" shall mean, with respect to any person, any corporation, partnership, limited partnership, limited liability company, limited liability partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary of such person) owns, directly or indirectly, a majority of the stock or other equity interests.

    "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges;
(ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any person.

    "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax reports or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                                   ARTICLE II
                                   THE MERGER

    SECTION 2.01 THE MERGER Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger as a wholly owned Subsidiary of Parent (the "SURVIVING CORPORATION"). The name of the Surviving Corporation shall be Spyonit.com, Inc.

    SECTION 2.02 CLOSING Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section
9.01 and subject to the satisfaction or waiver of the conditions set forth in
Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, unless another date, time or place is agreed to by Parent and the Company.

    SECTION 2.03 EFFECTIVE TIME At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

    SECTION 2.04 EFFECT OF THE MERGER At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Company as the Surviving Corporation.

    SECTION 2.05 CERTIFICATE OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS OF SURVIVING CORPORATION Unless otherwise agreed by Parent and the Company before the Effective Time, at the Effective Time:

    (a) the certificate of incorporation and the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation and the bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such certificate of incorporation or bylaws;

    (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

    (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

    SECTION 2.06 CONSIDERATION FOR PARENT COMMON STOCK Merger Sub shall, in consideration for Parent's issuance and delivery of Parent Common Stock in the Merger and the Cash Consideration, as defined in Section 3.01(b) herein, in accordance with this Agreement, validly issue 8,000 fully paid and non-assessable shares of common stock of Merger Sub to Parent; provided that such shares shall be deemed fully paid for upon Parent's issuance of the Parent Common Stock in the Merger.

                                  ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

    SECTION 3.01 CONVERSION OF SHARES By virtue of the Merger, and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities, subject to Sections 3.04 and 3.05:

    (a) Each share of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time (excluding those to be canceled in accordance with Section 3.01(d)), and all rights in respect thereof, shall forthwith cease to exist and be converted into and become exchangeable into, in accordance with SCHEDULE II hereto, consideration consisting of: (x) the fraction of a share of Parent Common Stock (A) the numerator of which shall equal such number of shares of Parent Common Stock which, when multiplied by the Parent Stock Price (as defined below), is equivalent to $38,000,000, and (B) the denominator of which shall be the number of Fully Diluted Shares (as defined below); and (y) a cash payment of $0.1720677 per share (it being understood that such amount is equal to the quotient of $2,000,000 divided by the number of Fully Diluted Shares), to be issued and delivered to the Stockholders as set forth below:

        (i) At the Effective Time, Parent shall issue, with respect to each share of Company Common Stock, consideration (the "INITIAL CONSIDERATION") consisting of: (i) the fraction of a share of Parent Common Stock (x) the numerator of which shall equal such number of shares of Parent Common Stock which, when multiplied by the Parent Stock Price (as defined below), is equivalent to $5,000,000, and (y) the denominator of which shall be the number of Fully Diluted Shares (as defined below); and (ii) a cash payment of $0.1720677 per share. In addition, Parent shall issue, with respect to each share of Company Common Stock, consideration (the "FIRST ADDITIONAL CONSIDERATION") consisting of: the fraction of a share of Parent Common Stock (x) the numerator of which shall equal such number of shares of Parent Common Stock which, when multiplied by the Parent Stock Price, is equivalent to $5,000,000, and (y) the denominator of which shall be the number of Fully Diluted Shares (as defined below). The First Additional Consideration, along with the Second Additional Consideration (as defined below) and the Third Additional Consideration (as defined below) shall be subject to the Lock-Up Agreement described in paragraph (b) below.

        (ii) At the Effective Time, Parent shall issue, with respect to each share of Company Common Stock, consideration (the "SECOND ADDITIONAL CONSIDERATION") consisting of: the fraction of a share of Parent Common Stock (x) the numerator of which shall equal such number of shares of Parent Common Stock which, when multiplied by the Parent Stock Price, is equivalent to $13,000,000, and (y) the denominator of which shall be the number of Fully Diluted Shares.

       (iii) At the Effective Time, Parent shall issue, with respect to each share of Company Common Stock, consideration (the "THIRD ADDITIONAL CONSIDERATION") consisting of: the fraction of a share of Parent Common Stock (x) the numerator of which shall equal such number of shares of Parent Common Stock which, when multiplied by the Parent Stock Price, is equivalent to $15,000,000, and (y) the denominator of which shall be the number of Fully Diluted Shares.

    (b) The aggregate number of shares of Parent Common Stock to be issued pursuant to Section 3.01(a) as Initial Consideration, First Additional Consideration, Second Additional Consideration and Third Additional Consideration shall be collectively referred to herein as "MERGER SHARES". The shares of Parent Common Stock issued to the stockholders as First Additional Consideration, Second Additional Consideration and Third Additional Consideration shall be subject to restrictions on transfer in accordance with the terms of the Lock-Up Agreement, substantially in the form of ANNEX A HERETO (THE "LOCK-UP AGREEMENT"). The shares of Parent Common Stock issued to the Stockholders as Third Additional Consideration shall be subject to escrow pursuant to Article X hereof. The aggregate amount of cash to be paid by Parent pursuant to Section 3.01(a) shall equal $2,000,000 and shall be referred to herein as the "CASH CONSIDERATION".

    (c) As used herein, (i) "PARENT STOCK PRICE" shall mean the average of the closing prices for a share of Parent Common Stock as quoted on the Nasdaq Stock Market for the thirty (30) trading days immediately preceding the date hereof and (ii) "FULLY DILUTED SHARES" shall mean all of the issued and outstanding shares of Company Common Stock at the Effective Time, plus the number of shares of Company Common Stock issuable upon exercise, exchange or conversion of all vested and unvested options, warrants, convertible securities or other rights or obligations of the Company whether or not exercisable that may, at any time, require the Company to issue shares of its capital stock.

    (d) Each share of Company Common Stock held in the treasury of the Company or owned by any wholly owned subsidiary of the Company immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

    (e) Each issued and outstanding share of capital stock of Merger Sub shall continue unchanged and remain outstanding as a share of capital stock of the Surviving Corporation.

    SECTION 3.02  EXCHANGE OF SHARES OTHER THAN TREASURY SHARES

    (a) EXCHANGE AGENT. Parent shall act as exchange agent for the Merger (the "EXCHANGE AGENT").

    (b) PARENT TO PROVIDE COMMON SHARES AND CASH. As soon as reasonably practicable after the Effective Time, Parent shall make available for the benefit of the Stockholders, in accordance with SCHEDULE II hereto, (i) certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole Merger Shares issuable to the Stockholders pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time in the amounts set forth opposite the Stockholders' names on SCHEDULE II hereto and
       (ii) the Cash Consideration in the amounts set forth opposite the Stockholders' names on SCHEDULE II hereto.

    (c) EXCHANGE PROCEDURES. After the Effective Time, each holder of record of a certificate or certificates (the "COMPANY CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Shares pursuant to Section 3.01(a) shall surrender each such Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify), duly completed and validly executed, and such other documents as may be reasonably required by Parent. The holder of such Company Certificate shall be entitled to receive in exchange therefor, and Parent shall cause to be delivered to such holder (or its nominee), in accordance with
       SCHEDULE II hereto, (i) a certificate representing the number of whole Merger Shares which such holder has the right to receive pursuant to
       Section 3.01(a) and (ii) that portion of the Cash Consideration which such holder has the right to receive pursuant to Section 3.01(a), and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, for all corporate purposes other than the payment of dividends, to evidence the ownership of the number of full Merger Shares into which such shares of Company Common Stock shall have been so converted.

    (d) DISTRIBUTION WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the Merger Shares represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to the Merger Shares theretofore issued.

    (e) TRANSFER OF OWNERSHIP. If any Parent Certificate is to be issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of a Parent Certificate for Merger Shares in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

    (f) NO LIABILITY. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person in respect of any Merger Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

    SECTION 3.03  STOCK TRANSFER BOOKS

    (a) At the Effective Time, the stock transfer book of the Company shall be closed, and there shall be no further registration of transfers of shares of the Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of the Company at the Effective Time, a certificate or certificates representing the number of full Merger Shares into which such shares of Company Common Stock shall have been converted shall be issued to the transferee if the certificate or certificates representing such shares of Company Common Stock is or are surrendered as provided in Section
       3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer tax.

    SECTION 3.04 NO FRACTIONAL SHARE CERTIFICATES No scrip or fractional share of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates. In lieu thereof, each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent the nearest whole number of shares of Parent Common Stock.

    SECTION 3.05 CERTAIN ADJUSTMENTS If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or the number of shares of Company Common Stock on a fully diluted basis is in excess of that specified in Section 4.03 and disclosed in Section 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Section), then the number of Merger Shares to be issued pursuant to the provisions of Section 3.01 shall be adjusted accordingly to provide to Parent and the Stockholders the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

    SECTION 3.06 LOST, STOLEN OR DESTROYED CERTIFICATES In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to
Section 3.01; PROVIDED, HOWEVER, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

    SECTION 3.07 EXEMPTION FROM REGISTRATION The Merger Shares will be issued in a transaction exempt from registration under the Securities Act and may not be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other Laws or pursuant to an exemption therefrom. The Parent Certificates shall be legended to the effect described above and shall include such additional legends as necessary to comply with applicable Law, Blue Sky Laws and other applicable restrictions, including the requirements of The Toronto Stock Exchange (the "TSE").

    SECTION 3.08 TAKING OF NECESSARY ACTION; FURTHER ACTION If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, the officers and directors of the Company are fully authorized in the name of their corporation or otherwise to take, and will use good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV
       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE STOCKHOLDERS

    The Company and the Stockholders, severally and not jointly (except with respect to Richard W. Costolo, Eric Lunt and Stephen J. Olechowski III, who jointly and severally among themselves), hereby represent and warrant to Parent, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific section set forth in this Article IV, that:

    SECTION 4.01  ORGANIZATION AND QUALIFICATION; NO SUBSIDIARIES

    (a) The Company has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

    (b) The Company does not own an equity interest in any corporation, partnership or joint venture arrangement or other business entity.

    SECTION 4.02 CERTIFICATE OF INCORPORATION AND BYLAWS True, complete and correct copies of the Company's certificate of incorporation and bylaws, each as amended, are included in Section 4.02 of the Company Disclosure Schedule. Such certificate of incorporation and bylaws are in full force and effect. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

    SECTION 4.03 CAPITALIZATION The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock. As of the date hereof, 11,623,331 shares of Company Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. Except for the Company Common Stock, there are no shares of capital stock or other equity securities of the Company outstanding. There are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no material outstanding contractual obligations of the Company to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any other person.

    SECTION 4.04 AUTHORITY RELATIVE TO THIS AGREEMENT The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly and validly executed and delivered by the Company and the Stockholders and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes legal, valid and binding obligations of the Company and the Stockholders, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    SECTION 4.05  NO CONFLICTS; REQUIRED FILINGS AND CONSENTS

    (a) The execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance by the Company and the Stockholders of their respective obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of the Company,
       (ii) conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound or affected or
       (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

    (b) No filing or registration with, or notification to, and no permit, authorization, consent or approval of, any Government Entity is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement except, (i) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such filings, registrations, notifications, permits, authorizations, consents or approvals that result from the specific legal or regulatory status of Parent or as a result of any other facts that specifically relate to the business or activities in which Parent is engaged other than the business of the Company and (iii) such other filings, registrations, notices, permits, authorizations, consents and approvals that if not obtained, made or given would not, individually or in the aggregate, have a Company Material Adverse Effect or impair the Company's ability to consummate the transactions contemplated hereby.

    (c) No consent of any third party is required by reason of the transactions contemplated by this Agreement.

    SECTION 4.06 PERMITS; COMPLIANCE WITH LAWS The Company is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to offer or perform its services or to develop, produce, store, distribute and market its products or otherwise to carry on its business as it is now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or, to the knowledge of the Company and each of the Stockholders, threatened. The Company is not in conflict with, or in default or violation of, (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected or (ii) any Company Permits. Section 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the knowledge of the Company and each of the Stockholders, threatened against the Company that could reasonably be expected to result in the suspension or cancellation of any other Company Permit. Since January 1, 1998, the Company has not received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The Merger will not result in the suspension or cancellation of any Company Permit.

    SECTION 4.07  FINANCIAL STATEMENTS

    (a) Section 4.07 of the Company Disclosure Schedule includes copies of (x) the unaudited balance sheet of the Company at December 31, 1999, together with the related statement of operations, stockholders' equity and cash flows for the period ended December 31, 1999, and the notes thereto (the "COMPANY 1999 FINANCIAL STATEMENTS"), and (y) the unaudited interim balance sheet of the Company at August 31, 2000, together with the related unaudited statements of operations for the nine-month period then ended (the "COMPANY INTERIM FINANCIAL STATEMENTS" and, together with the Company 1999 Financial Statements, the "COMPANY FINANCIAL STATEMENTS"). The Company Financial Statements, including the notes thereto: (i) were prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods covered thereby (except for the lack of notes to the financial statements); (ii) present fairly the financial position, results of operations and cash flows of the Company as of such dates and for the periods then ended (subject, in the case of the Company Interim Financial Statements, to normal year-end audit adjustments consistent with prior periods); and (iii) are correct and complete in all material respects, and can be reconciled with the books of account and records of the Company. The Company maintains an adequate system of internal controls established and administered in accordance with GAAP.

    (b) Except as and to the extent set forth or reserved against on the balance sheets of the Company as reported in the Company Financial Statements, including the notes thereto, the Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for immaterial liabilities or obligations incurred in the ordinary course of business.

    SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS Since August 31, 2000, the Company has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect, (ii) any event that could reasonably be expected to prevent or materially delay the performance of the Company's obligations pursuant to this Agreement and the consummation of the Merger by the Company,
(iii) any change by the Company in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any employees, officers, consultants or directors of the Company, (vi) any issuance or sale of any stock, notes, bonds or other securities, or entering into any agreement with respect thereto, (vii) any amendment to the Company's certificate of incorporation or bylaws, (viii) other than in the ordinary course of business consistent with past practice, any (x) purchase, sale, assignment or transfer of any material assets, (y) mortgage, pledge or existence of any lien, encumbrance or charge on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent and such other liens, encumbrances or charges which do not, individually or in the aggregate, have a Company Material Adverse Effect, or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of the Company, (xi) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practice, or (xii) any negotiation or agreement by the Company to do any of the things described in the preceding clauses (i) through (xi).

    SECTION 4.09  EMPLOYEE BENEFIT PLANS; LABOR MATTERS

    (a) Section 4.09 of the Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in
       Section 3(2) of ERISA, and any "employee benefit plan", as defined in
       Section 3(3) of ERISA and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not maintained, sponsored or contributed to or required to be contributed to by the Company (the "COMPANY BENEFIT PLANS"). With respect to each Company Benefit Plan, the Company has delivered or made available to

       Parent a true, complete and correct copy of (i) such Company Benefit Plan (or, if not written, a written summary of its material terms) and the most recent summary plan description, if any, related to such Company Benefit Plan, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan (and, if the most recent annual report is a Form 5500R, the most recent

       Form 5500C filed with respect to such Company Benefit Plan), (iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination letter, if any, issued by the IRS with respect to such Company Benefit Plan and any pending request for such a determination letter. Neither the Company, nor to the knowledge of the Company and each of the Stockholders, any other person or entity, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

    (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable laws, including ERISA and the Code, and contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or, if not yet due, have been properly reflected on the most recent consolidated balance sheet prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and, to the knowledge of the Company and each of the Stockholders, there exists no condition or set of circumstances in connection with which the Company could be subject to any material liability (other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, ERISA, the Code or any other applicable Law.

    (c) The Company hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), Section 401(k),
       Section 401(m) or Section 4975(e)(6) of the Code has received a favorable determination letter from the IRS as to its qualified status, and each trust established in connection with any Company which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and to the knowledge of the Company and each of the Stockholders, no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust;
       (ii) to the knowledge of the Company and each of the Stockholders there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan that could result in liability to the Company and
       (iii) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability (other than (A) liability for ordinary administrative expenses typically incurred in a termination event or (B) if the Company Benefit Plan is pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent balance sheet included in the Company Financial Statements prior to the date of this Agreement). No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of the Company and each of the Stockholders, is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor (other than routine benefits claims).

    (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of ERISA and the Company has not sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a material risk to the Company of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of the Company is or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

    (e) With respect to each Benefit Plan required to be set forth in the Company Disclosure Schedule that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

    (f) The Company has delivered to Parent true, complete and correct copies of
       (i) all employment agreements with officers and all consulting agreements of the Company, (ii) all severance plans, agreements, programs and policies of the Company with or relating to its employees, directors or consultants, and (iii) all plans, programs, agreements and other arrangements of the Company with or relating to their respective employees, directors or consultants which contain "change of control" provisions. No payment or benefit which may be required to be made by the Company or which otherwise may be required to be made under the terms of any Company Benefit Plan or other arrangement will constitute a parachute payment under Section 280(G)(1) of the Code, and the consummation of the transactions contemplated by this Agreement will not, alone or in conjunction with any other possible event (including termination of employment), (i) entitle any current or former employee or other service provider of the Company to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

    (g) The Company is not a party to, and does not have any obligations under or with respect to, any collective bargaining or other labor union contract applicable to persons employed by the Company and no collective bargaining agreement is being negotiated by the Company or any person or entity that may obligate the Company thereunder. As of the date of this Agreement, there is no labor dispute, strike, union organizing activity or work stoppage against the Company pending or, to the knowledge of the Company and each of the Stockholders, threatened which may interfere with the business activities of the Company. As of the date of this Agreement, to the knowledge of the Company and each of the Stockholders, none of the Company or any of its representatives or employees has committed any unfair labor practice in connection with the operation of the businesses of the Company, and there is no charge or complaint filed against the Company by or with the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing.

    (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any person: medical, disability or life insurance benefits. To the knowledge of the Company and each of the Stockholders, the Company is in compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") and the regulations (including proposed regulations) thereunder and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations (including the proposed regulations) thereunder.

    SECTION 4.10 CERTAIN TAX MATTERS Neither the Company nor, to the knowledge of the Company and each of the Stockholders, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could be expected to prevent the Merger from constituting a "reorganization" under Section 368(a) of the Code. Neither the Company nor any of the Stockholders is aware of any agreement or plan to which the Company or any of its Affiliates is a party or other circumstances relating to the Company or any of its Affiliates that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368(a) of the Code.

    SECTION 4.11 CONTRACTS Except for the contracts and agreements described in Section 4.11 of the Company Disclosure Schedule (collectively, the "MATERIAL CONTRACTS"), the Company is not a party to or bound by any material contract or agreement, including without limitation:

    (a) any sales, advertising or agency contract in excess of $10,000 over the life of the contract;

    (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $10,000 over the life of the contract;

    (c) any contract that expires or may be renewed at the option of any person other than the Company so as to expire more than one year after the date of this Agreement;

    (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

    (e) any contract for capital expenditures in excess of $10,000 in the aggregate;

    (f) any contract limiting the freedom of the Company to engage in any line of business or to compete with any other corporation, partnership, limited liability company, trust, individual or other entity, or any confidentiality, secrecy or non-disclosure contract;

    (g) any contract pursuant to which the Company is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property, pursuant to which payments in excess of $10,000 remain outstanding;

    (h) any contract with an Affiliate;

    (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person;

    (j) any distribution contract; or

    (k) any employment contract, arrangement or policy (including without limitation any collective bargaining contract or union agreement) which may not be immediately terminated without penalty (or any augmentation or acceleration of benefits).

    The Company has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is valid and binding and in full force and effect, and there exists no default or event of default or event, occurrence, condition or act, with respect to the Company, or to the knowledge of the Company and each of the Stockholders, with respect to the other contracting party, which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to Parent.

    SECTION 4.12 LITIGATION There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of the Company and each of the Stockholders, threatened against the Company or any of its properties or any of its officers or directors (in their capacities as such). Neither the Company nor any of the Stockholders are aware of any facts or circumstances which could reasonably be expected to result in the denial of insurance coverage under policies issued to the Company in respect of such suits, claims, actions, proceedings and investigations. There is no judgment, decree or order against the Company or, to the knowledge of the Company and each of the Stockholders, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Company Material Adverse Effect. Section 4.12 of the Company Disclosure Schedule also lists all litigation that the Company has pending against other parties.

    SECTION 4.13 ENVIRONMENTAL MATTERS The Company is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws. All past noncompliance, if any, of the Company with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. The Company has not released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by the Company, in violation of any Environmental Law.

    SECTION 4.14  INTELLECTUAL PROPERTY

    (a) Section 4.14(a) of the Company Disclosure Schedule contains a true, accurate and complete list of the Company's and its Subsidiaries' United States, foreign or international patents, patent applications, invention registrations, and invention disclosures (collectively, "PATENTS"); trademarks and service marks (whether registered or unregistered), trademark and service mark applications, trade names, Internet domain names, and Internet domain name registrations and applications therefor (collectively, "TRADEMARKS"); registered copyrights (collectively, "COPYRIGHTS"); and any other filings or registrations made, or other formal actions taken, pursuant to Federal, state, local, foreign or international laws by the Company or any of its Subsidiaries to protect their respective interests in the Company Intellectual Property.
       Section 4.14(a) of the Company Disclosure Schedule includes details of any filings or payments which must be made, or other actions which must be taken, in respect of the Company Intellectual Property within twelve
       (12) months of the Effective Time in order to protect the Company Intellectual Property or preserve existing rights in the same.

    (b) Each component of the Company Intellectual Property (including without limitation the items set forth in Section 4.14(a) of the Company Disclosure Schedule) is: (i) owned solely and exclusively by the Company or its Subsidiaries, free and clear of any and all mortgages, pledges, liens, security interests, conditional sale agreements, encumbrances or charges of any kind; or (ii) rightfully used or otherwise enjoyed by the Company or its Subsidiaries pursuant to a valid and enforceable license agreement (a "LICENSE-IN AGREEMENT"). A true, accurate and complete list of all License-In Agreements is set forth in Section 4.14(b)(2) of the Company Disclosure Schedule. Without limiting the foregoing, the Company and its Subsidiaries have all rights in the Company Intellectual Property necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by the Company or its Subsidiaries.

    (c) Neither the Company nor any of its Subsidiaries is in breach, violation or default of any License-In Agreement or other license, sublicense, instrument or agreement relating to the Company Intellectual Property to which the Company or any of its Subsidiaries is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the

       Company's or its Subsidiaries' obligations hereunder, result in such a default nor cause the diminution, termination or forfeiture of any of the Company Intellectual Property.

    (d) Neither the manufacture, use, sale, reproduction, modification, adaptation, creation of derivative works, translation, distribution, transmission, display, performance, or other exercise of rights under, nor the licensure of, any of the Company Intellectual Property, nor the conduct of the Company's or its Subsidiaries' businesses in the manner currently conducted or currently proposed or planned to be conducted, breaches or otherwise violates any License-In Agreement or other license or other agreement to which the Company or a Subsidiary is a party, or conflicts with or infringes on any intellectual property or other right of any person anywhere in the world. No allegation of such a violation or infringement has been made prior to the date of this Agreement, and there is no colorable basis for any such claim. No Person has infringed, misappropriated, or misused any of the Company Intellectual Property and neither the Company nor any of its Subsidiaries has asserted any claim of infringement, misappropriation, or misuse against any Person within the past three (3) years.

    (e) Section 4.14(e) of the Company Disclosure Schedule contains a true, accurate and complete list of each agreement under which the Company or its Subsidiaries grants rights or licenses under any of the Company Intellectual Property (each a "LICENSE-OUT AGREEMENT").

    (f) Neither the Company nor any of its Subsidiaries has entered into or is otherwise bound by any consent, forbearance to sue, settlement agreement or other agreement which limits the Company's or its Subsidiaries' rights to use, reproduce, display, perform, modify, adapt, distribute, license, sell or otherwise exploit any of the Company Intellectual Property.

    (g) All of the Company's Patents, Trademarks, Copyrights and other registrations and applications included in the Company Intellectual Property are (i) standing in the name of the Company or one of its Subsidiaries, which ownership has been properly recorded where and as required to secure or ensure full rights to the same, (ii) valid, subsisting and in good standing without any fees or filings due with respect thereto, and (iii) not subject to any pending or actual or threatened interference, opposition, cancellation or other proceeding before any court or registration authority. No facts or circumstances exist which could render any of the Company Intellectual Property invalid, unenforceable, unprotectable or otherwise ineffectual.

    (h) The Company and its Subsidiaries have taken all reasonably necessary steps to maintain and protect the Company Intellectual Property. In particular, and without limiting the foregoing, all employees, agents, consultants, contractors and other Persons who have contributed to or participated in the creation, conception or development of the Company Intellectual Property (the "COMPANY INTELLECTUAL PROPERTY DEVELOPMENT PERSONNEL") have executed agreements obligating them to maintain the Company Intellectual Property in confidence. Each of the Company Intellectual Property Development Personnel have executed an agreement, in a form substantially as provided in Section 4.14(h)(2) of the Company Disclosure Schedule in all material respects, assigning to the Company or a Subsidiary any rights or claims they may have to any Company Intellectual Property.

    (i) Section 4.14(i) of the Company Disclosure Schedule contains a true and complete list of all computer programs, software programs and applications (including both source and object code), modules, models, tools, algorithms, databases and related materials currently used, or currently proposed or planned to be used, in conducting the business of the Company and its Subsidiaries (the "COMPANY SOFTWARE PROGRAMS"). Except as otherwise expressly stated in Section 4.14(i) of the Company Disclosure Schedule, Section 4.14(i) of the Company Disclosure Schedule contains a true and complete copy of each of the Licenses-In pertaining to the Company Software Programs. Except with respect the Company Software Programs that are licensed to the Company, as set forth separately in Section 4.14(i) of the Company

       Disclosure Schedule, the Company or one of its Subsidiaries is the sole and exclusive owner of the Company Software, free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind. Without limiting the foregoing, the Company and its Subsidiaries have all rights in the Company Software Programs necessary to carry out the activities currently conducted, or currently proposed or planned to be conducted, by the Company or its Subsidiaries.

    (j) All source code and system documentation relating to the Company Software Programs have been maintained in strict confidence and (i) have been disclosed by the Company only to those of their respective employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company or a Subsidiary and who have executed a nondisclosure agreement with the Company or a Subsidiary substantially in the form provided in Section 4.14(j)(1) of the Company Disclosure Schedule, and (ii) have been disclosed only to those third parties who have executed a nondisclosure agreement with the Company or a Subsidiary substantially in the form provided in Section 4.14(j)(2) of the Company Disclosure Schedule.

    (k) The Company Software Programs are designed to be "Year 2000 Compliant", meaning that each Company Software Program is designed to:

        (i) correctly and unambiguously handle and process date information before, during and after January 1, 2000. This includes, without limitation, the ability to correctly and unambiguously accept date input, provide date output, store and retrieve dates, and perform calculations of dates or portions of dates;

        (ii) correctly process functions that are programmed to commence and/or end on a particular date, including, without limitation, month-end, year-end, and leap year dates and any combination thereof, irrespective of a change in the century identifier;

       (iii) function accurately and without interruption before, during and after January 1, 2000 without any change in operations and/or parameters associated with the advent of the new century; and

        (iv) respond to two-digit date input in a way that resolves the ambiguity as to the century in a disclosed, defined and predetermined manner; and to store and provide the output of date information in a way that is unambiguous as to the century.

    (l) Neither the Company nor any of its Subsidiaries owes or will owe any royalties or fees or other payments to third parties in respect of any Company Intellectual Property or any use thereof. All royalties, fees or other payments that have accrued prior to the Effective Time will have been timely paid by the Company or a Subsidiary prior to the Effective Time.

    (m) The Company Software Programs do not contain any, program, routine, device, or other undisclosed feature that is designed to delete, disable, deactivate, interfere with or otherwise harm the Company Software Programs or any system in which the Company Software Programs may operate, including without limitation a bomb, virus, software lock, drop-dead device, malicious logic, worm, trojan horse, robot, clock, timer, back door or trap door.

    SECTION 4.15  TAXES

    (a) The Company, and any consolidated, combined, unitary or aggregate group for Tax purposes of which the Company is or has been a member, have
       (i) properly completed and timely filed all Tax Returns required to be filed by them and all such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full or made adequate accruals in accordance with GAAP in the Company Financial Statements for the payment of all Taxes that are due and payable for all periods ending on or before the date hereof. The Company does not have any material liability for unpaid Taxes accruing after the date of the Company Financial Statements.

    (b) There is (i) no material claim for Taxes that is a lien against the property or assets of the Company or is being asserted against the Company other than liens for Taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to any Taxes or Tax Returns of the Company is being conducted or is pending and no Governmental Entity responsible for the imposition of any Tax (a "TAX AUTHORITY") has asserted against the Company any deficiency or claim for Taxes; (iii) no extension of the statute of limitations on the assessment of any Taxes granted by the Company and currently in effect, and (iv) no agreement, contract or arrangement to which the Company is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code.

    (c) No claim or notice has ever been submitted by a Tax Authority in a jurisdiction where the Company has not filed Tax Returns that any of them is or may be subject to taxation by that jurisdiction.

    (d) There has been no change in ownership of the Company that has caused the utilization of any losses of the Company to be limited pursuant to
       Section 382 of the Code, and any loss carryovers reflected on the Company Financial Statements are properly computed and reflected.

    (e) The Company has not been nor will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

    (f) The Company has not filed and will not file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax laws) apply to the Company or any of its Subsidiaries.

    (g) The Company is not a party to any Tax sharing or Tax allocation agreement nor does the Company have any liability or potential liability to another party under any such agreement, and has not incurred any liability for Taxes of any Person under Treas. Reg. Section 1.1502.6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

    (h) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

    (i) No power of attorney has been granted by the Company with respect to any matters relating to Taxes that is currently in effect.

    (j) The Company has settled any claim, audit or administrative or court proceeding with respect to Taxes.

    (k) The Company is a cash basis taxpayer.

    (l) The Company has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

    (m) The Company has not ever been a member of a consolidated, combined or unitary group of which the Company was not the ultimate parent corporation.

    (n) The Company has in its possession receipts for any Taxes paid to foreign Tax authorities. The Company has not ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

    (o) The Company has made an effective election pursuant to Section 1362 of the Code to be an "s corporation" commencing with the Company's first taxable year, and such election has remained and will remain valid and effective (without termination) continually up to but not following the Effective Time.

    SECTION 4.16 INSURANCE The Company is presently insured, and since inception has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of the Company provide adequate coverage against loss. There is no material claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies. The Company has heretofore furnished to Parent a complete and correct list as of the date hereof of all insurance policies maintained by the Company, and has made available to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies are in full force and effect and all premiums due thereon have been paid to the date hereof. The Company has complied in all material respects with the terms of such policies. Neither the Company nor the Stockholders has knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

    SECTION 4.17 PROPERTIES The Company has good and marketable title, free and clear of all material mortgages, liens, pledges, charges or other encumbrances to all its properties and assets, whether tangible or intangible, real, personal or mixed, reflected in the Company Financial Statements for the fiscal year ended December 31, 1999, as being owned by the Company and as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and (iii) liens arising in the ordinary course of business after the date of such financial statements. All properties used in the Company's operations are reflected in the balance sheets included in the Company Financial Statements to the extent GAAP require the same to be reflected. All buildings, and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis, held under leases or sub-leases by the Company are held under valid instruments enforceable in accordance with their respective terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity). Substantially all of the Company's equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. The Company owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate the Company's business in the manner presently conducted.

    SECTION 4.18 AFFILIATES The Company is not indebted to, nor does it owe any contractual commitment or arrangement to, with or for the benefit of, any director, officer, employee, Affiliate or agent of the Company (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses). No current or former director, officer, employee, Affiliate or agent of the Company is presently or at the Effective Time shall be, or, in the last three years has been, the direct or indirect owner of an interest in any corporation, firm, association, or business organization which is a present (or potential) competitor, supplier or customer of the Company. Except for normal salaries and bonuses and reimbursement of ordinary expenses, since December 31, 1999, the Company has not made any payments, loans or advances of any kind, or paid any dividends or distributions of any kind, to or for the benefit of the Stockholders, or any of their respective Affiliates, associates or family members.

    SECTION 4.19 BROKERS No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of the Company.

    SECTION 4.20 CERTAIN BUSINESS PRACTICES Neither the Company nor any directors, officers, agents or employees of the Company (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

    SECTION 4.21 SECTION 203 OF THE DGCL NOT APPLICABLE The Board of Directors of the Company has approved the Merger and this Agreement and such approval is sufficient to render inapplicable to the Merger and this Agreement and the transactions contemplated by this Agreement and the Stockholder Agreements and the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement.

    SECTION 4.22 BUSINESS ACTIVITY RESTRICTION There is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which the Company is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by the Company. The Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

    SECTION 4.23 ACCOUNTS RECEIVABLE Subject to any reserves set forth in the Company Financial Statements, the accounts receivable shown on the Company Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Company Financial Statements was calculated in accordance with GAAP and in a manner consistent with prior periods and is sufficient to provide for any losses which may be sustained on realization of the receivables.

    SECTION 4.24 CUSTOMERS AND SUPPLIERS No customer which individually accounted for more than 1% of the Company's gross revenues during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to the Company to cancel or otherwise terminate or decrease its relationship with the Company, or has decreased materially its relationship with the Company or its usage of the services or products of the Company, as the case may be.

    SECTION 4.25 EMPLOYEE MATTERS The Company is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. The Company has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. The Company is not liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against the Company under any workers compensation plan or policy or for long term disability. There are no controversies pending or, to the knowledge of the Company and each of the Stockholders, threatened, between the Company and any of its employees, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity. The

Company is not a party to any collective bargaining agreement or other labor union contract nor does the Company or any Stockholder know of any activities or proceedings of any labor union to organize any Company employees. To the knowledge of the Company and each of the Stockholders, no employees of the Company are in violation of any term of any employment contract, non-disclosure agreement, noncompetition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use of trade secrets or proprietary information of others. No employees of the Company have given notice to the Company, nor is the Company or any Stockholder otherwise aware, that any such employee intends to terminate his or her employment with the Company.

    SECTION 4.26 COMPLIANCE WITH SECURITIES ACT; STOCKHOLDERS The Company is aware that the Merger Shares to be issued pursuant to the Merger will constitute "restricted securities" within the meaning of the Securities Act. Neither the Company nor, to the knowledge of the Company, any Stockholder has been presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general advertising or solicitation in connection and concurrently with the Merger. No more than thirty-five (35) stockholders of the Company are not "accredited investors" as defined in Rule 501 of the rules and regulations promulgated under the Securities Act.

    SECTION 4.27 REPRESENTATIONS COMPLETE None of the representations or warranties made by the Stockholders or the Company herein or in any Company Disclosure Schedule hereto, or certificate furnished by the Stockholders or the Company pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE V
            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Parent hereby represents and warrants to the Company and the Stockholders that:

    SECTION 5.01 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES Parent and each directly and indirectly owned subsidiary of Parent (the "PARENT SUBSIDIARIES") has been duly organized and is validly existing and in good standing (to the extent applicable) under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Parent and each Parent Subsidiary is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

    SECTION 5.02  CAPITALIZATION

    (a) The authorized capital stock of Parent consists of an unlimited number of shares of Parent Common Stock, of which 36,551,258 shares were issued and outstanding as of March 31, 2000 and an unlimited number of preference shares, none of which were issued and outstanding as of March 31, 2000. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid and nonassessable and not subject to preemptive rights.

    (b) All of the Merger Shares, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights or similar contractual rights granted by Parent.

    SECTION 5.03 AUTHORITY RELATIVE TO THIS AGREEMENT Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate such transactions (other than the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company and the Stockholders, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

    SECTION 5.04  NO CONFLICT; REQUIRED FILINGS AND CONSENTS

    (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the articles of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) conflict with or violate any Law applicable to Parent or any other Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

    (b) Assuming the accuracy of the representations and warranties of the Company set forth in Article IV, the execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, Blue Sky Laws, the OBCA, applicable Canadian securities laws, if any, the rules and regulations of the TSE, if any, the requirements of the Investment Canada Act, if any, and the requirements of the Competition Act (Canada), if any.

    SECTION 5.05  SEC FILINGS; FINANCIAL STATEMENTS

    (a) Parent has timely filed all forms, reports, statements and documents required to be filed by it with the SEC, the Nasdaq National Market and the TSE since January 27, 2000 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Effective Time, the "PARENT REPORTS"). Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act, the Nasdaq National Market or the TSE, as the case may be, and (ii) did not at the time it was filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the Nasdaq National Market, any stock exchange or any other comparable Governmental Entity.

    (b) Except as is provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports complied as to form in all material respects with applicable accounting requirements, was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Subsidiaries of Parent as at the respective dates thereof and the consolidated results of operations and cash flows of Parent and the consolidated Subsidiaries of Parent for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments).

    SECTION 5.06 ABSENCE OF CERTAIN CHANGES OR EVENTS Except as disclosed in the Parent Reports filed prior to the date of this Agreement, since March 31, 2000, there has not been (a) any condition, event, occurrence or development that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or which would reasonably be expected to prevent, hinder or materially delay the ability of Parent or Merger Sub to consummate the Merger, (b) any material change by Parent in its accounting methods, principles or practices, or (c) any event pursuant to which Parent has incurred any material liabilities (direct, contingent or otherwise) or engaged in any material transaction or entered into any material agreement, in each case, outside of the ordinary course of business which, individually or in the aggregate, would be reasonably expected to have a Parent Material Adverse Effect.

    SECTION 5.07 CERTAIN TAX MATTERS Neither Parent nor, to the knowledge of Parent, any of its Affiliates has taken or agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code. Parent is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the Merger from so qualifying as a reorganization under Section 368 of the Code.

    SECTION 5.08 BROKERS No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

    SECTION 5.09 REPRESENTATIONS COMPLETE None of the representations or warranties made by Parent herein or in any certificate furnished by Parent pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE VI
                                   COVENANTS

    SECTION 6.01 CONDUCT OF BUSINESS BY THE COMPANY PENDING THE CLOSING The Company and the Stockholders agree that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, (x) the businesses of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business consistent with past practice and (y) the Company shall use all reasonable efforts to keep available the services of such of the current officers, significant employees and consultants of the Company and to preserve the current relationships of the Company with such of the corporate partners, customers, suppliers and other persons with which the Company has significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, the Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Parent:

    (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

    (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of the Company of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or
       (ii) any property or assets of the Company except sales of inventory in the ordinary course of business consistent with past practice;

    (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or person or any division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of the Company; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract or License Agreement; (iv) make or authorize any capital expenditure, other than capital expenditures in the ordinary course of business consistent with past practice that are not, in the aggregate, in excess of $25,000 for the Company; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c);

    (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

    (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

    (f) amend the terms of, repurchase, redeem or otherwise acquire, any of its securities or any securities or propose to do any of the foregoing;

    (g) increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to severance or termination pay to, or enter into any employment or severance agreement which provides benefits upon a change in control of the Company that would be triggered by the Merger with, any director, officer, consultant or other employee of the Company who is not currently entitled to such benefits from the Merger, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of the Company, except to the extent required by applicable Law or the terms of a collective bargaining agreement, or enter into or amend any contract, agreement, commitment or arrangement between the Company and any of the Company's directors, officers, consultants or employees;

    (h) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against on the balance sheet of the Company dated as of August 31, 2000 previously presented to Parent and only to the extent of such reserves;

    (i) make any change with respect to the Company's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by GAAP;

    (j) make any material Tax election or settle or compromise any material Tax liability;

    (k) permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated, except in the ordinary and usual course of business;

    (l) maintain the books and records of the Company in a manner not consistent with past business practices;

    (m) take any action which would materially adversely affect the goodwill of its suppliers, customers and others with whom it has business relations;

    (n) fail to pay and perform all of its debts, obligations and liabilities as and when due and all leases, agreements, contracts and other commitments to which it is a party in accordance with the terms and provisions thereof;

    (o) fail to comply in all material respects with all Laws that may be applicable to its business; or

    (p) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect or prevent the Company from performing or cause the Company not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

    SECTION 6.02 NOTICES OF CERTAIN EVENTS Each of Parent and the Company shall give prompt notice to the other of (i) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; (iii) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Parent or the Company, or that relate to the consummation of the Merger; (iv) the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Material Contract; and (v) any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, or to delay or impede the ability of either Parent or the Company to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

    SECTION 6.03  ACCESS TO INFORMATION; CONFIDENTIALITY

    (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or the Company or any of the Parent Subsidiaries is a party or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent and the Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its officers, employees, agents, properties, offices and other facilities and to the books and records thereof, and (ii) furnish promptly such information concerning its business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. Except as provided in
       Section 10.02(c) hereof, no investigation conducted pursuant to this
       Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

    (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Section 6.03 or pursuant to the Confidentiality Agreement.

    SECTION 6.04 NO SOLICITATION OF TRANSACTIONS The Company and the Stockholders shall not, directly or indirectly, and shall cause the Company's Representatives not to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the Company's Representatives to take any such action. Any violation of the restrictions set forth in this Section
6.04 by any Representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.04 by the Company. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made, such notice to include the identity of the person making such proposal, offer, inquiry or contact, and the terms of such Competing Transaction, and shall keep Parent apprised, on a current basis, of the status of such Competing Transaction. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction. The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

    SECTION 6.05 TAX-FREE TRANSACTION From and after the date of this Agreement, each party hereto shall use all reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

    SECTION 6.06  FURTHER ACTION; CONSENTS; FILINGS

    (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under any applicable Laws. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings.

    (b) Each of the Company and Parent will give any notices to third persons, and use reasonable efforts to obtain any consents from third persons necessary, proper or advisable (as determined in good faith by Parent with respect to such notices or consents to be delivered or obtained by the Company) to consummate the transactions contemplated by this Agreement.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

    SECTION 7.01 PUBLIC ANNOUNCEMENTS Until the earlier of termination of this Agreement or the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Agreement or the Merger and shall not issue any such press release or make any such public statement that is not approved by the other party, except as may be required by Law or the rules of the Nasdaq National Market or the TSE, in which case the parties will make reasonable efforts to consult with each other prior to the making of such public statement.

    SECTION 7.02 EMPLOYEE BENEFIT MATTERS Unless Parent requests otherwise in writing, the Company shall take all action necessary to terminate, or cause to terminate, immediately before the Effective Time, any Company Benefit Plan that is a 401(k) plan or other defined contribution retirement plan (the
"COMPANY 401(K) PLAN"). At the Closing, the Company shall provide Parent
(a) executed resolutions of the Board of Directors of the Company authorizing such termination and (b) an executed amendment to the Company 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the Company 401(k) Plan will be maintained at the time of termination.

    SECTION 7.03  STOCKHOLDER INVESTMENT REPRESENTATIONS

    (a) Each Stockholder understands that the shares of the Parent Common Stock issued in the Merger will not be registered under the Securities Act nor qualified under the Blue Sky Laws of any state; and that the Parent Common Stock is being offered and sold to the Stockholders pursuant to an exemption from such registration and qualification based in part upon the representations of such Stockholder contained herein.

    (b) Each Stockholder represents and warrants to Parent that he or she is either an "accredited investor," as defined in Rule 501 under the Securities Act, or, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment such as the Parent Common Stock.

    (c) Each Stockholder acknowledges and agrees with Parent that he or she has received and reviewed this Agreement and has received and reviewed all further information, if any, regarding Parent necessary to make an informed investment decision to invest in the Parent Common Stock, including information requested to verify other information received, and has received, all information that he or she has requested from Parent, and has been afforded a reasonable opportunity to ask questions about Parent, the Parent Common Stock and the terms and conditions of this Agreement, and has received satisfactory answers to all such questions.

    (d) Each Stockholder acknowledges to Parent that he or she is fully aware of the applicable transfer restrictions of the Parent Common Stock to be issued in the Merger, recognizes that it may be necessary to hold the Parent Common Stock indefinitely and can bear the economic risk of his or her investment in the Parent Common Stock (including a complete loss of the investment).

    (e) Each Stockholder acknowledges and agrees with Parent that he or she is acquiring the Parent Common Stock issued in the Merger for investment for his or her own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Each Stockholder agrees with Parent that he or she will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "TRANSFER") any of the Parent Common Stock issued in the Merger unless (i) (A) the Transfer is pursuant to an effective registration statement under the Securities Act or (B) counsel for such Stockholder (which counsel shall be reasonably acceptable to Parent) shall have furnished Parent with an opinion, satisfactory in form and substance to Parent, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and (ii) such Transfer complies with the provisions of the Lock-up Agreement.

    SECTION 7.04 STOCK OPTIONS The Company shall take all reasonable actions necessary so that, immediately prior to the Effective Time, the options granted by the Company to purchase Company Common Stock ("COMPANY STOCK OPTIONS"), which are outstanding and unexercised immediately prior to the Effective Time, shall be cancelled.

    SECTION 7.05 LEGENDS. Each Parent Certificate shall bear the following legends:

    (a) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

    Parent agrees to remove legend (a), above, from any certificate issued pursuant to (i) or (ii), above.

    (b) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE, HOWEVER, The Said SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF SUCH EXCHANGE SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY, ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT "GOOD DELIVERY" IN SETTLEMENT OF SUCH TRANSACTIONS ON THE TORONTO STOCK EXCHANGE. A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM COMPUTERSHARE INVESTOR SERVICES UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO COMPUTERSHARE INVESTOR SERVICES AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS.".

    Parent agrees to remove legend (b), above, if Parent becomes obligated to remove or removes legend (a), above, and legend (c), below.

    In addition, each Parent Certificate representing shares issued as First Additional Consideration, Second Additional Consideration and Third Additional Consideration shall also bear the following legend:

    (c) "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO A LOCK-UP AGREEMENT RELATING TO SUCH SECURITIES, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS OF SUCH AGREEMENT."

    Parent agrees to remove the foregoing legend on those stock certificates representing Parent Common Stock which are no longer subject to the transfer restrictions contained in the Lock-up Agreement.

    SECTION 7.06  OTHER EMPLOYMENT AGREEMENTS

    (a) The Company will use reasonable efforts to assist Parent in causing the employees listed on SCHEDULE III hereto to enter into employment agreements substantially in the form attached hereto as ANNEX C.

    (b) Parent agrees, and each of the Stockholders agree and acknowledge, that the employment agreements will provide for bonuses in the aggregate amount of $5,000,000 to certain Stockholders, which amounts will be paid to such Stockholders in accordance with their respective Employment Agreements.

    SECTION 7.07 DIRECTOR INDEMNIFICATION From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company, against any costs or expenses (including reasonable attorneys' fees and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters relating to their service as such an officer or director existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Delaware Law and its charter documents (each as in effect on the date hereof) to indemnify such persons.

    SECTION 7.08 INFORMATION STATEMENT On or about August 31 2000, the Company mailed or delivered an information statement to stockholders of the Company in connection with the transactions contemplated hereby (the "INFORMATION STATEMENT"). The Company mailed the Information Statement to all stockholders of the Company entitled to receive such notice under the DGCL. The Information Statement constitutes a disclosure document for the offer and issuance of the shares of Parent Common Stock to be received by the Stockholders in the Merger and a proxy statement for solicitation of stockholder approval of the Merger. The Information Statement did not, at the time it was mailed to stockholders of the Company and at all times subsequent thereto (through and including the Effective Time), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Information Statement includes the recommendation of the Board of Directors of the Company in favor of this Agreement and the Merger and the conclusion of the Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Stockholders. Parent agrees that none of the information supplied by it for inclusion or incorporation by reference in the Information Statement or any amendment or supplement to the foregoing did, at the time the Information Statement was first mailed to the stockholders of the Company and at all times subsequent thereto (through and including the Effective Time), contain any statement which, at such time and in such light of the circumstances under which it was made, is false and misleading with respect to any material fact, or omits to state any material fact necessary in order to make the statements made in the Information Statement not false or misleading or omits to state any material fact necessary to correct any statement made by Parent in such information supplied which has become false or misleading.

    SECTION 7.09 TERMINATION OF AGREEMENTS Each Stockholder who is a party to the Stockholders Agreement dated October 9, 1999, by and among the Company and the Stockholders named therein agrees that such agreement is hereby terminated and of no further force or effect.

                                  ARTICLE VIII
                            CONDITIONS TO THE MERGER

    SECTION 8.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY TO CONSUMMATE THE MERGER The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions:

    (a) no court of competent jurisdiction shall have issued or entered any order, writ, injunction or decree, and no other Governmental Entity shall have issued any order, which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting its consummation; and

    (b) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect.

    SECTION 8.02 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY The obligations of the Company to consummate the Merger, or to permit the consummation of the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

    (a) each of the representations and warranties of Parent contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, the Company shall have received a certificate of an officer of Parent to such effect;

    (b) Parent shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, the Company shall have received a certificate of an officer of Parent to such effect;

    (c) there shall have been no Parent Material Adverse Effect, and no event shall have occurred which could reasonably be expected to result in a Parent Adverse Effect, since June 30, 2000; and

    (d) as of the Effective Time, the Company shall have received from Parent and Merger Sub the following documents:

        (i) a certificate of existence/status and good standing from the province or state of incorporation as to the corporate status of each of Parent and Merger Sub;

        (ii) a true and complete copy of the resolutions, certified by the Secretary of Parent and Merger Sub, adopted on behalf of each of Parent and the Merger Sub authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby; and

       (iii) a certificate from each of Parent and Merger Sub's Secretary as to the incumbency and signatures of any of its officers who will execute documents at the Closing or who have executed the Agreement.

    SECTION 8.03 CONDITIONS TO THE OBLIGATIONS OF PARENT The obligations of Parent to consummate the Merger are subject to the satisfaction or waiver of the following further conditions:

    (a) each of the representations and warranties of the Company and the Stockholders contained in this Agreement shall be true, complete and correct in all material respects (other than representations and warranties subject to "materiality" or "material adverse effect" qualifiers, which shall be true, complete and correct in all respects) both when made and on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date which shall be so true, complete and correct as of such certain date), and, if the Effective Time shall occur on a date other than the date hereof, Parent shall have received a certificate of the Stockholders and an officer of the Company to such effect;

    (b) the Company and the Stockholders shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time and, if the Effective Time shall occur on a date other than the date hereof, Parent shall have received a certificate of the Stockholders and an officer of the Company to such effect;

    (c) the Stockholders shall have entered into the Lock-up Agreement;

    (d) Parent shall have received a legal opinion from Chapman and Cutler, counsel to the Company, in form and substance reasonably satisfactory to Parent;

    (e) there shall have been no Company Material Adverse Effect, and no event shall have occurred which could reasonably be expected to result in a Company Material Adverse Effect, since June 30, 2000;

    (f) all consents of third parties required pursuant to the terms of any Material Contract as a result of the Merger shall have been obtained;

    (g) the employees listed on SCHEDULE III hereto shall have accepted employment with Parent and shall have entered into employment agreements substantially in the form of ANNEX C hereto;

    (h) the Company shall have terminated the Company Stock Plan; and

    (i) as of the Effective Time, the Parent shall have received from the Company the following documents:

        (i) a certificate of existence and good standing from the state of incorporation as to the corporate status of the Company;

        (ii) a true and complete copy of the certificate of incorporation of the Company and all amendments thereto certified by the state of incorporation of the Company;

       (iii) a true and complete copy of the bylaws of the Company certified by the Secretary of the Company;

        (iv) a true and complete copy, certified by the Secretary of the Company, of the resolutions adopted on behalf of the Company authorizing the execution, delivery and performance of this Agreement and all transactions contemplated hereby;

        (v) a certificate from the Secretary of the Company that its certificate of incorporation has not been amended since the date of the certificate described in subsection (ii) above and that nothing has occurred since the date of issuance of the good standing certificate specified in subsection (i) above that would adversely affect its corporate good standing;

        (vi) a certificate from the Company's Secretary as to the incumbency and signatures of any of the Company's officers who will execute documents at the Closing or who have executed this Agreement; and

       (vii) any other documents and instruments as Parent may reasonably require or desire in order to effectuate the transactions contemplated by this Agreement.

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 9.01 TERMINATION This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

    (a) by mutual written consent duly authorized by the boards of directors of each of Parent and the Company;

    (b) by either Parent or the Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

    (c) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); PROVIDED, HOWEVER, that if such Terminating Company Breach is curable by the Company through the exercise of its reasonable efforts within ten (10) days and for so long as the Company continues to exercise such reasonable efforts, Parent may not terminate this Agreement under this Section 9.01(c); or

    (d) by the Company, upon breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in
       Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); PROVIDED, HOWEVER, that if such Terminating Parent Breach is curable by Parent through the exercise of its reasonable efforts within ten
       (10) days and for so long as Parent continues to exercise such reasonable efforts, the Company may not terminate this Agreement under this Section 9.01(d).

    The right of any party hereto to terminate this Agreement pursuant to this
Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

    SECTION 9.02 EFFECT OF TERMINATION Except as provided in Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease; PROVIDED, HOWEVER, that nothing herein shall relieve any party hereto from liability for the breach of any provisions of this Agreement prior to its termination; and PROVIDED, FURTHER, that the provisions of Section
6.03 (CONFIDENTIALITY), this Section 9.02, Section 9.05 (EXPENSES) and
Article XI shall remain in full force and effect and survive any termination of this Agreement.

    SECTION 9.03 AMENDMENT This Agreement may be amended by Parent and the Company by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; PROVIDED, HOWEVER, that, an amendment made subsequent to the adoption of the agreement by the stockholders of any constituent corporation shall not (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of the Company Common Stock, (ii) alter or change any term of the certificate of incorporation of the surviving corporation to be effected by the merger, or (iii) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the Stockholders. This Agreement may not be amended except by an instrument in writing signed by Parent and the Company.

    SECTION 9.04 WAIVER At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

    SECTION 9.05 EXPENSES All Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated;

PROVIDED, HOWEVER, that if the transactions are consummated, all Expenses up to $100,000 incurred on behalf of the Company shall be paid by the Company. Any Expenses incurred by the Company in excess of such $100,000 (including any fees and expenses of legal counsel, financial advisors and accountants) shall be the obligation of the Stockholders.

                                   ARTICLE X
                                INDEMNIFICATION

    SECTION 10.01  INDEMNIFICATION

    (a) Subject to the limitations set forth in this Article X, the Stockholders will, severally and not jointly (except with respect to Richard W. Costolo, Eric Lunt and Stephen J. Olechowski III, who will jointly and severally among themselves), indemnify and hold harmless Parent, Merger Sub and the Surviving Corporation and each of their respective officers, directors, advisors, Affiliates, agents, employees, and each person, if any, who controls or may control Parent within the meaning of the Securities Act (hereinafter referred to individually as an "INDEMNIFIED PERSON" and collectively as "INDEMNIFIED PERSONS") from and against any and all losses, damages, judgments, settlements, claims, liabilities, costs and expenses , including, without limitation, Legal Expenses (as defined below) (collectively, "DAMAGES") arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any representations, warranties, covenants and agreements given by or made by any of the Stockholders or the Company in this Agreement, the Company Disclosure Schedule or any Annex to this Agreement or certificate delivered pursuant to this Agreement. "LEGAL EXPENSES" of an Indemnified Person shall mean any and all reasonable out-of-pocket fees, costs and expenses of any kind incurred by such Indemnified Person and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim of a third party or Governmental Entity.

    (b) Nothing in this Agreement shall limit the liability of the Stockholders for any willful breach of any representation, warranty or covenant.

    (c) Subject to the terms and conditions of this Article X, Parent will indemnify and hold harmless the Stockholders from and against any and all Damages arising out of, based upon or resulting from any misrepresentation or breach of or default in connection with any representations, warranties, covenants and agreements given by or made by Parent or Merger Sub in this Agreement or any Annex to this Agreement or certificate delivered pursuant to this Agreement.

    SECTION 10.02  DAMAGE LIMITATIONS

    (a) Notwithstanding the foregoing, neither an Indemnified Person nor any Stockholder may make a claim for Damages until the aggregate amount of claims by Indemnified Persons or the Stockholders, as the case may be, exceeds $100,000; PROVIDED, HOWEVER, that once the aggregate amount of Damages exceed such threshold amount, then the Indemnified Persons and the Stockholders, as the case may be, shall have the right to recover the full amounts due without regard to the threshold. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Stockholders or the Company shall be disregarded.

    (b) Except with respect to any claim based on fraud, for which there shall be no limit, in no event shall the aggregate liability of the Stockholders, on one hand, and Parent and Merger Sub on the other hand, with respect to all claims of indemnification exceed the aggregate amount of $30,000,000.

    (c) Neither Parent nor any Indemnified Party may make a claim against any of the Stockholders for a breach of any representation or warranty if Parent had actual knowledge prior to the Effective Time that said representation or warranty was untrue.

    SECTION 10.03  PROCEDURES

    (a) Promptly after receipt by any Indemnified Person of notice of the commencement of any action in respect of which the Indemnified Person will seek indemnification hereunder, the Indemnified Person shall notify the Stockholders (the "INDEMNIFYING PARTY") thereof in writing, but any failure to so notify an Indemnifying Party shall not relieve it from any liability that it may have to the Indemnified Person except to the extent the Indemnifying Party shall be materially prejudiced by such failure. The Indemnifying Party shall be entitled to participate in the defense of such action and to assume control of such defense with counsel reasonably acceptable to the Indemnified Person; PROVIDED, HOWEVER, that:

        (i) the Indemnified Person shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

        (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Person before entering into any settlement of such claim or ceasing to defend against such claim, if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief would be imposed against the Indemnified Person or would otherwise restrict the future activity or conduct of the Indemnified Person; and

       (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Person of a release from all liability in respect of such claim.

    (b) After written notice by the Indemnifying Party to the Indemnified Person of its election to assume control of the defense of any such action, the Indemnifying Party shall not, except as otherwise provided, be liable to such Indemnified Person hereunder for any Legal Expenses subsequently incurred by such Indemnified Person in connection with the defense thereof. If the Indemnifying Party does not assume control of the defense of such claims by promptly notifying the Indemnified Person of such assumption, the Indemnified Person shall have the right to defend such claim in such manner as it may reasonably deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Person therefor in accordance with the terms hereof. The reimbursement of fees, costs and expenses required by this Section 10.03 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

    SECTION 10.04  ESCROW FUND; NON-EXCLUSIVE REMEDY

    (a) In accordance with Section 3.02 hereof, Parent shall deliver to the Escrow Agent those Merger Shares which, in the aggregate, constitute the Third Additional Consideration (the "ESCROW FUND"). The Escrow Fund shall be held by the Escrow Agent under the Escrow Agreement, substantially in the form of Annex B hereto (the "ESCROW AGREEMENT") pursuant to the terms set forth herein. The Escrow Fund shall be available to compensate Parent and the other Indemnified Persons pursuant to the indemnification obligations of the Stockholders and any Damages shall be paid first out of the Escrow Fund to the extent available therefor; provided, however, that the parties expressly agree that the Escrow Fund is not intended to limit the remedies or recovery of such parties in connection with any breach of any representation, warranty, covenant or agreement made by the Company or the Stockholders under this

       Agreement, and recovery under the Escrow Fund shall neither be the sole nor exclusive remedy hereunder.

    (b) Richard W. Costolo, Eric M. Lunt and Stephen J. Olechowski III are hereby appointed as representatives (the "STOCKHOLDERS REPRESENTATIVES") for and on behalf of the Stockholders to take all actions necessary or appropriate in the judgment of the Stockholders Representatives for the accomplishment of the terms of this Agreement and the Escrow Agreement. The holders of a majority in interest of the shares of Company Common Stock held in the Escrow Fund may replace any Stockholders Representative upon not less than 10 days' prior written notice to Parent. The Stockholders Representatives shall not be liable for any act done or omitted in such capacity while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Stockholders shall severally indemnify each Stockholders Representative and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of such Stockholders Representative and arising out of or in connection with the acceptance or administration of his duties hereunder. Any decision, act, consent or instruction of a majority of the Stockholders Representatives shall constitute a decision of all and shall be final, binding and conclusive upon every Stockholder, and the

    Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Stockholders Representatives. The Escrow Agent and Parent are hereby relieved from any liability to any person for acts done by them in accordance with such decision, act, consent or instruction of the Stockholders Representatives.

    SECTION 10.05  PAYMENT OF CLAIMS

    (a) For the purpose of compensating Parent for its Damages pursuant to this Agreement, the value of the Parent Common Stock in the Escrow Fund (or as provided in paragraph (b) below) shall be determined at the time of such release based on the average closing sale price on the Nasdaq National Market of a share of Parent Common Stock as reported in THE WALL STREET JOURNAL or, if not available, such other authoritative publication as may be reasonably selected by Parent, for the ten consecutive trading days ending on and including the last trading date immediately preceding such date of release.

    (b) With respect to any claims for Damages by Parent or any Indemnified Party in excess of the Escrow Fund, a Stockholder may elect to compensate Parent or such Indemnified Party for its Damages through the delivery of shares of Parent Common Stock owned by such Stockholder unless such shares are held by such Stockholder without any restrictions on transfer.

                                   ARTICLE XI
                               GENERAL PROVISIONS

    SECTION 11.01 DURATION OF SURVIVAL OF REPRESENTATIONS AND WARRANTIES The representations and warranties set forth in Articles IV and V will survive until the second anniversary of the Effective Time. This Section 11.01 shall not limit any covenant or agreement of the parties hereto that by its terms contemplates performance after the Effective Time.

    SECTION 11.02 NOTICES All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

    (a) if to the Company or the Stockholders:

           Richard W. Costolo, Eric M. Lunt and
           Stephen J. Olechowski III
           c/o Spyonit.com, Inc.
           434 West Ontario Street, Suite 410
           Chicago, Illinois 60610
           Telecopier: (312) 642-9051
           with a copy to:
           Chapman and Cutler
           111 West Monroe Street
           Chicago, Illinois 60603
           Attention: Michael P. Barrett, Esq.
           Telecopier: (312) 701-2361

    (b) if to Parent or Merger Sub:

           724 Solutions Inc.
           4101 Yonge Street, Suite 702
           Toronto, Ontario, Canada M2P 1N6
           Attention: Vice President, Legal and
           Business Affairs
           Telecopier: (416) 226-4456
           with a copy to:
           Brobeck, Phleger & Harrison LLP
           1633 Broadway, 47th Floor
           New York, New York 10019
           Attention: Mark L. Mandel, Esq.
           Telecopier: (212) 586-7878
           with a copy to:
           Ogilvy Renault
           Suite 2100, P.O. Box 141
           Royal Trust Tower, TD Centre
           Toronto, Ontario M5K 1H1
           Attention: Brian Ludmer
           Telecopier: (416) 216-3930

    SECTION 11.03 SEVERABILITY If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

    SECTION 11.04 ASSIGNMENT; BINDING EFFECT; BENEFIT Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this

    Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than
Article X, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

    SECTION 11.05 INCORPORATION OF EXHIBITS The Company Disclosure Schedule and all Annexes and Schedules attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein.

    SECTION 11.06 GOVERNING LAW This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware other than conflict of laws principles thereof directing the application of any law other than that of Delaware.

    SECTION 11.07 WAIVER OF JURY TRIAL Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

    SECTION 11.08 HEADINGS; INTERPRETATION The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

    SECTION 11.09 COUNTERPARTS This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

    SECTION 11.10 ENTIRE AGREEMENT This Agreement (including the Annexes, the Schedules and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          724 SOLUTIONS INC.,

                                          by /s/ CHRIS ERICKSON
                                            ------------------------------------

                                          Name: Chris Erickson
                                          Title: President

                                          SERPENT MERGER SUB, INC.

                                          by /s/ KAREN BASIAN
                                            ------------------------------------

                                          Name: Karen Basian
                                          Title: Chief Financial Officer

                                          SPYONIT.COM, INC.

                                          by /s/ STEPHEN OLECHOWSKI
                                            ------------------------------------

                                          Name: Stephen Olechowski
                                          Title: Chief Operating Officer

                                          by /s/ MICHAEL CLORAN
                                            ------------------------------------

                                          Michael Cloran

                                          by /s/ RICHARD W. COSTOLO
                                            ------------------------------------

                                          Richard W. Costolo

                                          by /s/ ROBERT CURREY
                                            ------------------------------------

                                          Robert Currey

                                          by /s/ LARRY DOWNES
                                            ------------------------------------

                                          Larry Downes

                                          by /s/ KEN EVERETT
                                            ------------------------------------

                                          Ken Everett

                                          by /s/ JOYCE KIM
                                            ------------------------------------

                                          Joyce Kim

                                          by /s/ BRECKENRIDGE KLING
                                            ------------------------------------

                                          Breckenridge Kling
                                          by /s/ CHRISTIAN LUNT
                                          --------------------------------------

                                          Christian Lunt

                                          by /s/ ERIC M. LUNT
                                            ------------------------------------

                                          Eric M. Lunt

                                          by /s/ STEPHEN J. OLECHOWSKI III
                                            ------------------------------------

                                          Stephen J. Olechowski III

                                          by /s/ TOM REILLY
                                            ------------------------------------

                                          Tom Reilly

                                          by /s/ MARC RETTIG
                                            ------------------------------------

                                          Marc Rettig

                                          by /s/ MATTHEW N. SHOBE
                                            ------------------------------------

                                          Matthew N. Shobe

                                          by /s/ TRACY SNELL
                                            ------------------------------------

                                          Tracy Snell

                                          by /s/ JENNY SONDAG
                                            ------------------------------------

                                          Jenny Sondag

                                          by /s/ KAROL TOWNS
                                            ------------------------------------

                                          Karol Towns

                                          by /s/ ETHAN WAGNER
                                            ------------------------------------

                                          Ethan Wagner

                                          by /s/ RONALD WAGNER
                                            ------------------------------------

                                          Ronald Wagner

                                          by /s/ THEA WESTREICH
                                            ------------------------------------

                                          Thea Westreich

                                          by /s/ ANDREW WILLIAMS
                                            ------------------------------------

                                          Andrew Williams

                                          by /s/ GORDON WILLIAMS
                                            ------------------------------------

                                          Gordon Williams

                         STOCKHOLDER LOCK-UP AGREEMENT

                                                            SEPTEMBER     , 2000

724 Solutions Inc.
4101 Yonge Street, Suite 702
Toronto, Ontario M2P 1N6
Canada

Ladies and Gentlemen:

    The undersigned, a stockholder (the "STOCKHOLDER") of Spyonit.com, Inc. ("SPYONIT"), understands that 724 Solutions Inc., a corporation amalgamated under the laws of Ontario (the "COMPANY"), intends to acquire all of the outstanding common stock of Spyonit pursuant to the terms and conditions of an Agreement and Plan of Merger and Reorganization (the "AGREEMENT"), under which the Stockholder will receive a combination of common shares of the Company ("COMPANY COMMON SHARES") and cash. Capitalized terms used herein but not defined herein shall have the meanings given them in the Agreement.

    In order to induce the Company to enter into the Agreement and to consummate the transactions contemplated thereby, the Stockholder hereby agrees as follows:

    Except as otherwise provided in Article X of the Agreement, the Stockholder, without the prior written consent of the Company, agrees not to (x) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Company Common Shares or any securities convertible into or exercisable or exchangeable for Company Common Shares (including, without limitation, shares of Company Common Shares or securities convertible into or exercisable or exchangeable for Company Common Shares that may be deemed to be beneficially owned by the Stockholder in accordance with the rules and regulations of the Securities and Exchange Commission) or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Company Common Shares (regardless of whether any of the transactions described in clause (x) or (y) is to be settled by the delivery of Company Common Shares, or such other securities, in cash or otherwise), during the following periods:

    (i) with respect to the First Additional Consideration, the period commencing on the date hereof and ending on the first anniversary of the Effective Time;

    (ii) with respect to the Second Additional Consideration, the period commencing on the date hereof and ending on the second anniversary of the Effective Time; and

   (iii) with respect to the Third Additional Consideration, the period commencing on the date hereof and ending on the third anniversary of the Effective Time.

    The Stockholder hereby authorizes the Company to cause its transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any Company Common Shares and any securities convertible into or exercisable or exchangeable for Company Common Shares for which the Stockholder is the record holder and, in the case of any such shares or securities for which the Stockholder is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

    Notwithstanding the foregoing, the Stockholder may transfer any or all of the Company Common Shares owned or held by the Stockholder without the prior written consent of the Company, (i) by bona fide gift, will or intestacy or
(ii) to any member or members of his or her immediate family or to a trust the beneficiaries of which are exclusively the Stockholder and/or any member or members of his or her immediate family; provided that prior to such transfer or distribution each transferee or distributee shall have executed and delivered a lock-up agreement in the form of this lock-up agreement to 724 Solutions Inc., 4101 Yonge Street, Suite 702, Toronto, Ontario, Canada M2P 1N6 (Attention: Vice President, Legal and Business Affairs). For purposes of this lock-up agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and any Company Common Shares held by the Stockholder and by any permitted transferee thereof shall be aggregated.

    The Stockholder hereby represents and warrants that:

    (i) The Stockholder has full legal right, power and authority to enter into, execute and deliver the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization and delivery thereof by the other parties thereto, constitutes a valid and legally binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Stockholder and any obligations of the Stockholder shall be binding upon the heirs, personal representatives, successors, and assigns of the Stockholder.

    (ii) Neither the execution and delivery of the Agreement or any of the documents to be delivered thereunder, nor compliance with the terms and provisions hereof or thereof, will violate any statute, regulation or ordinance of any Governmental Entity, or conflict with or result in the breach of any term, condition or provision of any agreement, deed, contract, mortgage, indenture, writ, order, decree, legal obligation or instrument to which the Stockholder is a party or by which the Stockholder is or may be bound.

   (iii) Except as set forth in the Agreement, no consent, approval, order, authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Entity or any non-governmental third party on the part of the Stockholder is required in connection with the execution, delivery and performance by the Stockholder of the Agreement or the consummation of the transactions contemplated thereby.

    (iv) The Stockholder is the lawful owner of record and beneficially of the number of shares of common stock of Spyonit as indicated below his or her signature to this lock-up agreement (the "SHARES"). Such Shares constitute all of the shares of the common stock of Spyonit owned by the Stockholder, either directly or indirectly. No other person or entity other than such Stockholder has or will have, as of the effective time of the Merger contemplated by the Agreement, a beneficial interest in or a right to acquire such Shares or any portion of such Shares (except, with respect to Stockholders which are partnerships, partners of such Stockholders). Such Shares are also not subject to any lien, claim, encumbrance or restriction of any type, kind or nature in favor of any third party or any third party interests. The Stockholder is not a party to any option, warrant, purchase right, voting trust, proxy or other contract, agreement or commitment with respect to the common stock of Spyonit or the voting thereof.

    (v) The Stockholder further understands that the Company Common Shares to be received by the Stockholder in connection with the Agreement have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state securities laws, is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, and may not be resold in the absence of registration unless such sale is exempt from registration under the Securities Act and any applicable state securities laws. The Stockholder has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Company Common Shares and is able to bear the economic risk and lack of liquidity inherent in holding the Company Common Shares. The issuance of Company Common Shares to the Stockholder pursuant to the Agreement is made to the Stockholder in reliance upon the Stockholder's representations to the Company herein. The Company Common Shares to be received by the Stockholder will be acquired for investment for the Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Stockholder has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this lock-up agreement, the Stockholder further represents that the Stockholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Company Common Shares to be received by the Stockholder. If other than an individual, such Stockholder has not been organized for the purpose of acquiring Company Common Shares.

    (vi) The Stockholder either (1) is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect, or (2) alone or with his or her purchaser representative, as defined in SEC Rule 501 of Regulation D, has such knowledge or experience in financial or business matters that he or she is capable of evaluating the merits and risks of such Stockholder's investment in the Merger Shares.

   (vii) The Stockholder will observe and comply with the Securities Act and the general rules and regulations thereunder, as now in effect and as from time to time amended and including those hereafter enacted or promulgated, in connection with any offer, sale, exchange, transfer, pledge or other disposition of Company Common Shares or any part thereof.

  (viii) The Stockholder agrees that it is solely responsible for understanding and evaluating the tax risks and consequences of the Merger and other transactions contemplated by the Agreement, and has either consulted with its tax advisor or determined not to consult with its tax advisor.

    This Agreement shall terminate upon any merger, consolidation or exchange offer to which the Company is a party which results in the Company Common Shares being exchanged for or converted into different securities and/or cash or other property.

    IN WITNESS WHEREOF, the undersigned has executed this Stockholder Lock-Up Agreement as of the date first above written.

                                            Very truly yours,

                                            -----------------------------------------------
                                                     (Name -- please print or type)

                                                                  By:
                                            ------------------------------------------------
                                                              (Signature)

                                            ------------------------------------------------
                                                               (Address)

                                            ------------------------------------------------
                                                               (Address)

                                            ------------------------------------------------
                                            (Social Security Or Taxpayer Identification No.)

                                            ------------------------------------------------
                                            (Number of shares of Spyonit stock beneficially
                                                          held by stockholder)

                                ESCROW AGREEMENT

    THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into as of
September   , 2000, by and among 724 Solutions Inc., a corporation amalgamated under the laws of Ontario ("724"), First Union National Bank (the "ESCROW AGENT"), Spyonit.com, Inc., a Delaware corporation ("SPYONIT") and the stockholders of Spyonit (collectively, the "STOCKHOLDERS").

    WHEREAS, 724, Serpent Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of 724, Spyonit and the Stockholders have entered into an Agreement and Plan of Merger and Reorganization dated as of the date hereof (the "MERGER AGREEMENT");

    WHEREAS, the Merger Agreement provides that an escrow account will be established to secure various obligations of Spyonit and the Stockholders on the terms and conditions set forth in the Merger Agreement and set forth herein; and

    WHEREAS, 724, the Escrow Agent, Spyonit and the Stockholders (each a "PARTY" and collectively, the "PARTIES") desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

    NOW, THEREFORE, the Parties hereto hereby agree as follows:

1. DEFINED TERMS. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

2. APPOINTMENTS. First Union National Bank hereby accepts its appointment as Escrow Agent hereunder. 724 hereby appoints the Vice President, Legal and Business Affairs and the Vice President, Corporate Finance, to act, either jointly or individually, on behalf of 724 for all purposes hereunder (each a "724 REPRESENTATIVE"). Each of the Stockholders has appointed Richard W. Costolo, Eric M. Lunt and Stephen J. Olechowski III as its representatives to act on behalf of the Stockholders on all matters relating to this Agreement (the "STOCKHOLDERS REPRESENTATIVES"). The actions of a 724 Representative or the Stockholders Representatives under or pursuant to this Agreement shall be binding on 724 and the Stockholders, respectively.

3. CONSENT OF SPYONIT. Pursuant to the Merger Agreement, Spyonit has consented to the establishment of this escrow to secure certain obligations under
    Article X of the Merger Agreement and certain other obligations in the manner set forth therein.

4.  ESCROW AND INDEMNIFICATION.

    (a) ESCROW OF COMMON SHARES OF 724. At the Effective Time (or within a reasonable time thereafter), 724 shall deposit, on behalf of the Stockholders, with the Escrow Agent one or more certificates representing an aggregate of 411,162 common shares of 724 (the "ESCROW SHARES") as specified in SCHEDULE I to the Merger Agreement, issued in the name of the Stockholders in the respective amounts set forth on SCHEDULE A hereto, together with executed stock powers regarding the portion of the Escrow Shares issued in the name of the Stockholders. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "ESCROW ACCOUNT"), subject to the terms and conditions of this Agreement. The Escrow Account, unless it holds cash, shall not be an interest bearing account. Cash, if any, held in the Escrow Account shall be invested in a money market account mutually acceptable to a 724 Representative and the Stockholders Representatives, as specified in written instructions from such Representatives.

    (b) DISTRIBUTIONS AND DIVIDENDS. All cash dividends and other distributions on Escrow Shares, when and if received by the Escrow Agent, shall be remitted and paid by the Escrow Agent directly to the Stockholders and shall not be subject to this Agreement or any indemnification claims of 724 under this Agreement. Notwithstanding the foregoing, additional shares of capital stock issued on or with respect to the Escrow Shares as a result of stock splits, stock dividends or other similar capital adjustments to, or recapitalizations on, the Escrow Shares shall be delivered by 724 to the Escrow Agent and retained in the Escrow Account subject to the terms hereof and shall constitute Escrow Shares.

    (c) VOTING OF SHARES. All voting rights with respect to Escrow Shares may be exercised by the Stockholders in accordance with their proportionate interests therein, and the Escrow Agent shall from time to time execute and deliver to the Stockholders such proxies, consents, or other documents as may be necessary to enable the Stockholders to exercise such rights. In the absence of any exercise of such voting rights with respect to Escrow Shares by the Stockholders, the Escrow Agent shall not vote any of the Escrow Shares.

    (d) TRANSFERABILITY; SALE. The interest of the Stockholders in the Escrow Shares and any other property comprising the Escrow Account (collectively, the "ESCROW PROPERTY") shall not be assignable or transferable inter vivos so long as such Escrow Property is held by the Escrow Agent hereunder; PROVIDED, HOWEVER, that the Escrow Agent may sell, transfer, or otherwise dispose of the Escrow Property pursuant to
       Section 5 and 6 hereof, and as otherwise provided in this Agreement.

5.  RELEASE OF ESCROW PROPERTY.

    (a) At any time, and from time to time, prior to the second anniversary after the Effective Time (the "TERMINATION DATE"), 724 may make claims, in the manner set forth in Section 6 hereof, for payment against the Escrow Property if it (or any other Indemnified Person) has paid or incurred Damages and is entitled to indemnification under Article X of the Merger Agreement.

    (b) If the Escrow Agent has either (i) not received any Claim Notice (as such term is hereinafter defined) prior to the Termination Date or
       (ii) received a Claim Notice prior to the Termination Date but has distributed Escrow Shares to 724 for the full amount of the corresponding Claimed Amount prior to the Termination Date, then within three business
       (3) days after the Termination Date the Escrow Agent shall deliver all of the Escrow Shares then held by the Escrow Agent (and any and all additional shares of capital stock issued on or in respect to the Escrow Shares and other property then held by the Escrow Agreement) to the Stockholders whose respective names appear on the stock certificates representing said shares or who are otherwise entitled to such other property as a result of their ownership of said shares.

    (c) If the Escrow Agent has received a Claim Notice (as such term is hereinafter defined) prior to the Termination Date and the full amount of the applicable Claimed Amount has not been distributed to 724 prior to the Termination Date, then the Escrow Agent shall retain that number of Escrow Shares which has an aggregate Fair Market Value equal to the Claimed Amount (the "RETAINED ESCROW SHARES") and within three business days after the Termination Date shall deliver the balance of the Escrow Shares then held by the Escrow Agent (and any and all additional shares of capital stock issued on or in respect to the Escrow Shares and other property then held by the Escrow Agent) to the Stockholders whose respective names appear on the stock certificates representing said shares or who are otherwise entitled to such other property as result of their ownership of said shares.

    (d) The Retained Escrow Shares shall be held by the Escrow Agent until it receives a written direction to distribute the Retained Escrow Shares which is signed by both a 724 Representative and the Stockholder Representatives and shall promptly distribute the remaining Escrow Account in accordance with said joint written direction.

6. ADMINISTRATION OF ESCROW ACCOUNT FOR INDEMNIFICATION CLAIMS. With respect to indemnification claims, the Escrow Agent shall administer the Escrow Account as follows:

    (a) If an Indemnified Person has incurred or suffered Damages for which it is entitled to indemnification under the Merger Agreement, the Indemnified Person shall, prior to the Termination Date with respect to a particular claim, give written notice of such claim (a "CLAIM NOTICE") to the Stockholders Representatives (with a copy to the Escrow Agent). Each Claim Notice shall state the amount of Claimed Damages (the "CLAIMED AMOUNT") and the basis for such claim.

    (b) Claims for indemnification involving a claim or legal proceeding by a third party shall be made in accordance with the procedures set forth in the Merger Agreement and the provisions of this Section 6. For indemnification claims not involving any claim or legal proceeding by a third party, the procedures herein alone shall apply. Within twenty (20) business days of receipt by the Stockholders Representatives of a Claim Notice, the Stockholders Representatives receiving the Claim Notice shall provide to a 724 Representative (with a copy to the Escrow Agent) a written response (the "RESPONSE NOTICE") in which the Stockholders Representatives shall: (i) agree that Escrow Property having a Fair Market Value (as computed pursuant to Section 7 below) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnified Person, (ii) agree that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, or (iii) contest that any of the Escrow Property may be released from the Escrow Account to the Indemnified Person. If no Response Notice is delivered to, and received by the Escrow Agent and a 724 Representative prior to twenty (20) business days of receipt of the Claim Notice, the Stockholders Representatives shall be deemed to have agreed that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released to the Indemnified Person from the Escrow Account. Notwithstanding any terms of this Agreement to the contrary, no Claim Notice or Response Notice shall be deemed to have been delivered to the Escrow Agent until it is actually received by the Escrow Agent at the address set forth in Section 12 hereof.

    (c) If the Stockholders Representatives in the Response Notice agree (or are deemed to have agreed) that Escrow Property having a Fair Market Value equal to all of the Claimed Amount may be released from the Escrow Account to the Indemnified Person, the Escrow Agent shall, promptly thereafter transfer, deliver and assign to the Indemnified Person the Escrow Property having a Fair Market Value equal to the Claimed Amount (or such lesser amount of Escrow Property as is then held in the Escrow Account).

    (d) If the Stockholders Representatives in the Response Notice agree (or are deemed to have agreed) that Escrow Property having a Fair Market Value equal to part, but not all, of the Claimed Amount (the "PARTIAL AGREED AMOUNTS") may be released from the Escrow Account to the Indemnified Person, the Escrow Agent promptly shall transfer, deliver and assign to the Indemnified Person Escrow Property having a Fair Market Value equal to the sum of all Partial Agreed Amounts (or such lesser amount of Escrow Property as is then held in the Escrow Account).

    (e) If the Stockholders Representatives in the Response Notice contest the release of Escrow Property having a Fair Market Value equal to all or part of the Claimed Amount (the "CONTESTED AMOUNT"), the Stockholders Representatives and the Indemnified Person shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Stockholders Representatives and the Indemnified Person should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and, if such agreement provides that all or a portion of the Contested Amount is to be paid to the Indemnified Person, the Escrow Agent shall promptly transfer, assign and deliver to the Indemnified Person from the Escrow Account an amount of Escrow Property having a Fair Market Value equal to the amount so agreed. If no such agreement can be reached within 30 days, the matter shall be settled by binding arbitration in Chicago, Illinois. Notwithstanding the foregoing, the parties may mutually agree to defer arbitration to a mutually agreeable later date. All claims shall be settled by a single arbitrator mutually agreeable to a 724 Representative and the Stockholders Representatives, or if they cannot agree on a single arbitrator in 45 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "AAA RULES"). Within 15 days after the expiration of said 45-day period, each of the Parent and the Stockholders Representatives will select one arbitrator and the two selected arbitrators will be instructed to choose a third arbitrator within 10 days after the expiration of said 15-day period. The Stockholders on the one hand, and 724, on the other hand, shall bear equally the fees and expenses of the arbitrator (or of the arbitrators, in the event three arbitrators decide the matter). The arbitrator's decision shall relate solely to whether the Indemnified Person is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Stockholders Representatives and a 724 Representative in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders and 724, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator's award. Either the Stockholders Representatives or a 724 Representative may deliver a memorandum to the Escrow Agent setting forth such arbitrator's decision in accordance with the second sentence of this paragraph.

7. VALUATION OF ESCROW SHARES. For purposes of this Agreement, the Fair Market Value of each of the Escrow Shares shall be based on the average closing sale price on the Nasdaq National Market of a share of 724's Common Stock as reported in THE WALL STREET JOURNAL or, if not available, such other authoritative publication as may be reasonably selected by 724, for the ten consecutive trading days ending on and including the last trading date immediately preceding the date the applicable Escrow Shares are distributed by the Escrow Agent to either 724 or the Stockholders.

8. FEES AND EXPENSES OF THE ESCROW AGENT. 724 agrees to pay to the Escrow Agent the Escrow Agent's reasonable fees and expenses, including attorneys fees, travel expenses, postal and delivery charges, and all other out-of-pocket expenses, in accepting and performing its appointment as escrow agent hereunder (collectively, the "ESCROW AGENT EXPENSES").

9. GENERAL TERMS AND STANDARDS REGARDING THE ESCROW AGENT. Notwithstanding any terms of this Agreement to the contrary, each term of this Agreement, including without limitation each of the stated duties and responsibilities of the Escrow Agent set forth herein, shall be subject to the following terms and conditions:

    (a) The duties, responsibilities and obligations of the Escrow Agent shall be limited to those expressly set forth in this Agreement (and the duty to exercise reasonable care in the physical safekeeping of any property held in escrow hereunder), and no implied duties, responsibilities or obligations shall be read into this Agreement against the Escrow Agent. Without limiting the generality of the foregoing, the Escrow Agent shall have no duty to take action to preserve or exercise rights in any property held by it hereunder (including, without limitation, against prior parties or otherwise).

    (b) The Escrow Agent shall not be subject to, bound by, charged with notice of or be required to comply with or interpret any agreement or document (including without limitation the Merger

       Agreement) between or among the interested parties (whether or not reference to any such other agreement or documents is expressed herein) other than this Agreement.

    (c) The Escrow Agent shall in no instance be under any duty to give any property held by it hereunder any greater degree of care than it gives its own similar property. The Escrow Agent shall not be required to invest any funds held hereunder, and shall not be obligated to pay interest on uninvested funds. All amounts received by the Escrow Agent (and any credits to the Escrow Account) shall be conditional upon collection (and actual receipt by the Escrow Agent of final payment). In no event shall the Escrow Agent have any obligation to advance funds.

    (d) The Escrow Agent may rely upon, and shall be protected in acting or refraining from acting upon, any written notice, instruction, statement, request, waiver, order, judgement, certification, consent, receipt or other paper or document furnished to it (not only as to genuineness, but also as to its due execution and validity, the genuineness of signatures appearing thereon and as to the truth and accuracy of any information therein contained), which it in good faith believes to be genuine and signed or presented by the proper person.

    (e) Neither the Escrow Agent nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it or any of its directors, officers or employees, or for any mistake of fact or law, or for anything which it, or any of its directors, officers or employees, may do or refrain from doing in connection with or in the administration of this Agreement, unless and except to the extent the same constitutes gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. In no event shall the Escrow Agent be liable for any indirect, punitive, special or consequential damages, or any amount in excess of the value of the Escrow Property (as of the date of the action or omission giving rise to liability).

    (f) The Escrow Agent shall not be deemed to have notice of any fact, claim or demand with respect hereto unless actually known by an officer charged with responsibility for administering this Agreement or unless in writing received by the Escrow Agent and making specific reference to this Agreement.

    (g) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds, or to take any legal or other action hereunder which might in its judgement involve it in, or require it to incur in connection with the performance of its duties hereunder, any expense or any financial liability unless it shall be furnished with indemnification acceptable to it.

    (h) Any permissive right of the Escrow Agent to take any action hereunder shall not be construed as duty.

    (i) All indemnifications contained in this Agreement shall survive the resignation or removal of the Escrow Agent, and shall survive the termination of this Agreement.

    (j) The Escrow Agent is not responsible for the recitals appearing in this Agreement. The recitals shall be deemed to be statements of the interested parties to this Agreement.

    (k) The Escrow Agent has no responsibility for the sufficiency of this Agreement for any purpose. Without limiting the foregoing, if any security interest is referred to herein, the Escrow Agent shall have no responsibility for, and makes no representation or warranty as to, the creation, attachment or perfection of any such security interest or the sufficiency of this Agreement therefor.

    (l) Nothing in this Agreement shall obligate the Escrow Agent to qualify to do business or act in any jurisdiction in which it is not presently qualified to do business, or be deemed to impose upon the Escrow Agent the duties of a trustee. The duties of the Escrow Agent under this Agreement are strictly ministerial in nature.

    (m) In no event shall the Escrow Agent have any liability for any failure or inability of any of the interested Parties to perform or observe his or its duties under the Agreement, or by reason of a breach of this Agreement by any of the interested Parties. In no event shall the Escrow Agent be obligated to take any action against any of the interested Parties to compel performance hereunder.

    (n) The Escrow Agent shall in no instance be obligated to commence, prosecute or defend any legal proceedings in connection herewith. The Escrow Agent shall be authorized and entitled, however, in any instance to commence, prosecute or defend any legal proceedings in connection herewith, including without limitation any proceeding it may deem necessary to resolve any matter or dispute, to obtain a necessary declaration of rights, or to appoint a successor upon resignation (and after failure by the interested Parties to appoint a successor, as provided in Section 13).

    (o) Whenever the terms hereof call for any notice, payment or other action on a day which is not a business day, such payment or action may be taken, or such notice given, as the case may be, on the next succeeding business day. As used herein, "BUSINESS DAY" shall mean any day other than a Saturday or Sunday, or any other day on which the Escrow Agent is closed for business.

    (p) In the event of any ambiguity or uncertainty under this Agreement, or in any notice, instruction, or other communication received by the Escrow Agent hereunder, the Escrow Agent may, in its reasonable discretion, refrain from taking action, and may retain the Escrow Property, until and unless it receives written instruction signed by all interested parties, or a decision by a court of competent jurisdiction which eliminates such uncertainty or ambiguity.

    (q) If at any time Escrow Agent is served with any judicial or administrative order, judgement, decree, writ or other form of judicial administrative process which in any way relates to or affects the Escrow Property (including but not limited to orders of attachment or garnishment or other forms of levies or injunctions or stays relating to the Escrow Property), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel reasonably deems appropriate; and if the Escrow Agent complies with any such judicial or administrative order, judgement, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the Parties hereto or to any other person or entity notwithstanding that though such order, judgement, decree, writ or process may be subsequently modified, annulled, set aside, vacated, found to have been without proper jurisdiction, or otherwise determined to have been without legal force or effect.

    (r) The Escrow Agent shall have no liability for the actions or omissions of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian, except to the extent that such action or omission of any transfer agent, book-entry depository, nominee, correspondent, subagent or subcustodian was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

    (s) The Parties understand that the Escrow Shares are not subject to an effective registration statement at the time of this Agreement, and that the Escrow Agent shall not be responsible for fluctuations in the market in connection with any transfer of the shares.

INDEMNIFICATION.

10. GENERAL. Each of 724 and the Stockholders agree to indemnify the Escrow Agent for, and to defend and hold harmless the Escrow Agent from and against, any and every loss, liability, damage, claim, cost and expense of any nature incurred or suffered by the Escrow Agent and arising out of or in connection with this Agreement or the administration of this Agreement or the performance or observance by the Escrow Agent of its responsibilities or services under this Agreement (including but not limited to reasonable attorneys fees and other costs and expenses of defending or preparing to defend against any claim or liability), unless and except to the extent such loss, liability, damage, cost or expense shall be caused by the Escrow Agent's own willful misconduct, bad faith or gross negligence.

11. TAX-RELATED MATTERS. Each of 724 and the Stockholders agree to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of Escrow Property under this Agreement, and, without limiting the generality of Section 10(a) above, hereby agree to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent on any such payment or other activities under this Agreement. 724 and each of the Stockholders undertake to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Agreement. Each of 724 and the Stockholders agree to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. The interested Parties shall each promptly provide to Escrow Agent with appropriate IRS Forms W-9 for taxpayer identification number certifications, or Forms W-8 for nonresident alien certifications in connection with any payments to be made to them.

12. TERMINATION. If this Agreement is not terminated pursuant to Section 5 above, this Agreement shall terminate upon the later of the Termination Date or the distribution by the Escrow Agent of all of the Escrow Account in accordance with this Agreement, provided that the provisions of Sections 9 and 10 above shall survive such termination.

13. NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of transmittal of service via telecopy to the party to whom notice is to be given, on the first day after deposit with a nationally recognized overnight courier, if specified for overnight delivery, to the Party to whom notice is to be given, or on the third day after mailing if mailed to the Party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows (or at such other address for a party as shall be specified by like notice):

             To 724 at:        724 Solutions Inc.
                               4101 Yonge Street, Suite 702
                               Toronto, Ontario, Canada M2P 1N6
                               Attention: Vice President, Legal and Business Affairs
                               Telecopy No.: (416) 226-4456

        With a copy to:        Brobeck, Phleger & Harrison LLP
                               1633 Broadway, 47th Floor
                               New York, NY 10019
                               Attention: Mark Mandel, Esq.
                               Telecopy No.: (212) 586-7878

        With a copy to:        Ogilvy Renault
                               Suite 2100, P.O Box 141
                               Royal Trust Tower, TD Centre
                               Toronto, Ontario M5K 1H1
                               Attention: Brian Ludmer
                               Telecopy No.: (416) 216-3930
To the Stockholders at:        Spyonit.com, Inc.
                               434 West Ontario Street, Suite 410
                               Chicago, IL 60610
                               Attention: Richard W. Costolo, Eric M. Lunt
                               and Stephen J. Olechowski III
                               Telecopy No.: (312) 642-9051

        With a copy to:        Chapman and Cutler
                               111 West Monroe Street
                               Chicago, Illinois 60603
                               Attention: Michael P. Barrett, Esq.
                               Telecopy No.: (312) 701-2361

    To Escrow Agent at:        First Union National Bank
                               21 South Street, 3rd Floor
                               Morristown, New Jersey 07960
                               Attention: Corporate Trust Administrator

    Notwithstanding anything herein to the contrary, any Party may give any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy, but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Copies of any notice, request, demand, claim or other communication hereunder by personal delivery or telecopy given to the Escrow Agent by any Party, shall be delivered to the other Parties as soon thereafter as practicable.

14. SUCCESSOR ESCROW AGENT. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the Parties, not less than 60 days prior to the date when such resignation shall take effect. 724 may appoint a successor Escrow Agent with the consent of the Stockholders Representatives, which shall not be unreasonably withheld. If, within such notice period, 724 provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Property then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Property to such designated successor. Any successor Escrow Agent shall agree to be bound by the terms of this Agreement. If no successor is so appointed, the Escrow Agent may apply to a court of competent jurisdiction for such appointment.

15. GENERAL.

    (a) GOVERNING LAW, ASSIGNS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to conflict-of-law and choice of law principles and shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns.

    (b) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    (c) ENTIRE AGREEMENT. Except for the provisions of the Merger Agreement referenced herein, this Agreement constitutes the entire understanding and agreement of the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the Parties with respect to the subject matter hereof.

    (d) WAIVERS. No waiver by any Party hereto of any condition or of any breach of any provision of this Escrow Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

    (e) AMENDMENT. This Agreement may be amended only with the written consent of a 724 Representative, the Escrow Agent and the Stockholders Representatives.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, the Parties have duly executed this Escrow Agreement as of the day and year first above written.

                                        724 SOLUTIONS INC.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        SPYONIT.COM, INC.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        FIRST UNION NATIONAL BANK,
                                        AS ESCROW AGENT:

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        STOCKHOLDER REPRESENTATIVES:

                                        ________________________________________

                                        Richard W. Costolo

                                        ________________________________________

                                        Eric M. Lunt

                                        ________________________________________

                                        Stephen J. Olechowski III

                                        STOCKHOLDERS:

                                        ________________________________________

                                        Michael Cloran

                                        ________________________________________

                                        Richard W. Costolo

                                        ________________________________________

                                        Robert Currey

                                        ________________________________________

                                        Larry Downes

                                        ________________________________________

                                        Ken Everett

                                        ________________________________________

                                        Joyce Kim

                                        ________________________________________

                                        Breckenridge Kling

                                        ________________________________________

                                        Christian Lunt

                                        ________________________________________

                                        Eric M. Lunt

                                        ________________________________________

                                        Stephen J. Olechowski III

                                        ________________________________________

                                        Tom Reilly

                                        ________________________________________

                                        Marc Rettig

                                        ________________________________________

                                        Matthew N. Shobe

                                        ________________________________________

                                        Tracy Snell

                                        ________________________________________

                                        Jenny Sondag

                                        ________________________________________

                                        Karol Towns

                                        ________________________________________

                                        Ethan Wagner

                                        ________________________________________

                                        Ronald Wagner

                                        ________________________________________

                                        Thea Westreich

                                        ________________________________________

                                        Andrew Williams

                                        ________________________________________

                                        Gordon Williams

                                   SCHEDULE A

                                 ESCROW SHARES

NAME OF REGISTERED HOLDER                                     NUMBER OF SHARES
-------------------------                                     ----------------
Michael Cloran..............................................        4,599

Richard W. Costolo..........................................       94,920

Robert Currey...............................................        4,245

Larry Downes................................................        7,193

Ken Everett.................................................        3,537

Joyce Kim...................................................       15,529

Breckenridge Kling..........................................        5,660

Christian Lunt..............................................           35

Eric M. Lunt................................................       94,920

Stephen J. Olechowski III...................................       94,920

Tom Reilly..................................................        3,537

Marc Rettig.................................................        1,769

Matthew N. Shobe............................................       50,467

Tracy Snell.................................................        4,245

Jenny Sondag................................................        2,122

Ethan Wagner and Thea Westreich.............................        8,844

Ronald Wagner...............................................        4,009

Ronald Wagner and Karol Towns...............................        3,537

Andrew Williams.............................................        3,537

Gordon Williams.............................................        3,537
                                                                  -------

                                                      Total:      411,162
                                                                  =======

                                   SCHEDULE I
                                  STOCKHOLDERS

Michael Cloran
Richard W. Costolo
Robert Currey
Larry Downes
Ken Everett
Joyce Kim
Breckenridge Kling
Christian Lunt
Eric M. Lunt
Stephen J. Olechowski III
Tom Reilly
Marc Rettig
Matthew N. Shobe
Tracy Snell
Jenny Sondag
Ethan Wagner and Thea Westreich
Ronald Wagner
Ronald Wagner and Karol Towns
Andrew Williams
Gordon Williams

                                  SCHEDULE II
                               EXCHANGE OF SHARES

                                                                                 1ST              2ND              3RD
                            COMPANY       INITIAL CASH    INITIAL STOCK      ADDITIONAL        ADDITIONAL       ADDITIONAL
NAME                     COMMON STOCK    CONSIDERATION    CONSIDERATION     CONSIDERATION    CONSIDERATION    CONSIDERATION
----                     -------------   --------------   --------------   ---------------   --------------   --------------
Michael Cloran.........       130,000    $   22,368.80         1,533             1,533            3,985            4,599

Richard W. Costolo.....     2,683,333    $  461,714.98        31,640            31,640           82,264           94,920

Robert Currey..........       120,000    $   20,648.13         1,415             1,415            3,679            4,245

Larry Downes...........       203,333    $   34,987.04         2,398             2,398            6,234            7,193

Ken Everett............       100,000    $   17,206.77         1,179             1,179            3,066            3,537

Joyce Kim..............       439,000    $   75,537.73         5,176             5,176           13,459           15,529

Breckenridge Kling.....       160,000    $   27,530.83         1,887             1,887            4,905            5,660

Christian Lunt.........         1,000    $      172.07            12                12               31               35

Eric M. Lunt...........     2,683,333    $  461,714.98        31,640            31,640           82,264           94,920

Stephen J. Olechowski
  III..................     2,683,333    $  461,714.98        31,640            31,640           82,264           94,920

Tom Reilly.............       100,000    $   17,206.77         1,179             1,179            3,066            3,537

Marc Rettig............        50,000    $    8,603.39           590               590            1,533            1,769

Matthew N. Shobe.......     1,426,666    $  245,483.16        16,823            16,823           43,739           50,467

Tracy Snell............       120,000    $   20,648.13         1,415             1,415            3,679            4,245

Jenny Sondag...........        60,000    $   10,324.06           707               707            1,839            2,122

Ethan Wagner and Thea
  Westreich............       250,000    $   43,016.93         2,948             2,948            7,664            8,844

Ronald Wagner..........       113,333    $   19,500.95         1,336             1,336            3,475            4,009

Andrew Williams........       100,000    $   17,206.77         1,179             1,179            3,066            3,537

Gordon Williams........       100,000    $   17,206.77         1,179             1,179            3,066            3,537

Ronald Wagner and Karol
  Towns................       100,000    $   17,206.77         1,179             1,179            3,066            3,537
                          -----------    -------------       -------           -------          -------          -------

    TOTAL:.............    11,623,331    $2,000,000.00       137,055           137,055          356,344          411,162
                          ===========    =============       =======           =======          =======          =======

    The parties hereto agree that the Parent Stock Price is $36.48.

                                  SCHEDULE III
                                   EMPLOYEES

Richard W. Costolo
Ken Everett
Andrew Goldstein
Joyce Kim
Eric M. Lunt
Stephen J. Olechowski III
Matthew N. Shobe
Jenny Sondag
Krista Von Ritter